UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Pride International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 1, 2010

To Our Stockholders:

On behalf of your board of directors and management, we are pleased to invite you to attend the annual meeting of stockholders of Pride International, Inc., which will be held at 9:00 a.m., Houston time, on May 20, 2010 at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas 77024.

At this meeting, we will ask you to elect eight directors to serve one-year terms, to approve an amendment of our Employee Stock Purchase Plan, to approve an amendment and restatement of our 2007 Long-Term Incentive Plan and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010. The meeting also will provide us an opportunity to review with you our business and affairs during 2009.

Registration will begin at 8:30 a.m. Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Please bring picture identification, such as a driver’s license or passport, and if you hold your shares in brokerage accounts, a copy of a brokerage statement reflecting stock ownership as of the record date. Please keep in mind that cameras, recording devices and other electronic devices are not permitted at the meeting.

Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the meeting.

Sincerely,

LOUIS A. RASPINO
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
To Be Held on May 20, 2010

This proxy statement, along with our annual report on Form 10-K for the year ended December 31, 2009 and the 2009 annual report to stockholders, are available free of charge at the following website: www.prideinternational.com/2010proxy.

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 20, 2010
PROXY STATEMENT FOR 2010 ANNUAL MEETING OF STOCKHOLDERS
QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES
COST AND METHOD OF PROXY SOLICITATION
ELECTION OF DIRECTORS (Item 1 on Proxy Card)
CONFLICTS OF INTEREST AND RELATED PERSON TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN (Item 2 on Proxy Card)
APPROVAL OF AMENDMENT AND RESTATMENT OF 2007 LONG-TERM INCENTIVE PLAN (Item 3 on Proxy Card)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 4 on Proxy Card)
ADDITIONAL INFORMATION

PRIDE INTERNATIONAL, INC.

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2010

The Annual Meeting of Stockholders of Pride International, Inc. will be held at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas 77024 on May 20, 2010 at 9:00 a.m., Houston time, for the following purposes:

Proposal 1.	To elect eight directors to serve for terms of one year.

Proposal 2.	To approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 900,000 shares.

Proposal 3.	To approve an amendment and restatement of our 2007 Long-Term Incentive Plan to add directors as eligible participants, increase the number of shares of common stock reserved for issuance under the plan by 400,000 shares and make other changes described in the attached proxy statement.

Proposal 4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010.

Attached to this notice is a proxy statement setting forth information with respect to the above items and certain other information.

The board of directors has established March 31, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. For a period of 10 days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at our executive offices for inspection by stockholders during ordinary business hours for proper purposes.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy card and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By order of the Board of Directors

Brady K. Long
Secretary

April 1, 2010
5847 San Felipe, Suite 3300
Houston, Texas 77057

PRIDE INTERNATIONAL, INC.
5847 San Felipe, Suite 3300
Houston, Texas 77057

PROXY STATEMENT
FOR
2010 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the 2010 Annual Meeting of Stockholders of Pride to be held on May 20, 2010 or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of annual meeting.

All properly executed written proxies delivered pursuant to this solicitation, and not later revoked, will be voted at the annual meeting in accordance with the instructions given in the proxy. When voting regarding the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. When voting regarding the approval of the amendment to our Employee Stock Purchase Plan, the approval of the amendment and restatement of our 2007 Long-Term Incentive Plan and the ratification of the appointment of our independent registered public accounting firm, stockholders may vote for or against the proposal or may abstain from voting. Stockholders should vote their shares on the enclosed proxy card. If no choice is indicated, proxies that are signed and returned will be voted “FOR” the election of all director nominees, the approval of both benefit plan proposals and the ratification of the appointment of the independent registered public accounting firm.

All shares of our common stock represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting. Such proxies, together with this proxy statement and our 2009 annual report, are first being sent to stockholders on or about April 5, 2010.

QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES

The board of directors has established March 31, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. As of the record date, 175,591,898 shares of common stock were outstanding. Each share of common stock is entitled to one vote upon each matter to be voted on at the meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock at the annual meeting is necessary to constitute a quorum.

The eight nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. The amendment of our Employee Stock Purchase Plan and the amendment and restatement of our Long-Term Incentive Plan are each subject to the approval of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the matter, provided that the total votes cast on the proposal (including abstentions) represent a majority of the shares of common stock entitled to vote on the proposal. The ratification of the appointment of our independent registered public accounting firm is subject to the approval of a majority of the votes cast on the matter.

Brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Importantly, a recent amendment to an NYSE rule now expressly prohibits brokers holding shares in “street name” for their beneficial holder clients from voting in uncontested director elections on behalf of the clients without receiving specific voting instructions from those clients. Under NYSE rules, brokers will have discretion to vote only on the ratification of the appointment of our independent registered public accounting firm. Brokers cannot vote on the election of directors, the amendment of our Employee Stock Purchase Plan or the amendment and restatement of our 2007 Long-Term Incentive Plan without instructions from the beneficial owners. If you do not instruct your broker how to vote on the election of directors or the two benefit plan proposals, your broker will not vote on your behalf.

Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has indicated that it does not have discretionary authority to vote, these shares will be treated as not present with respect to that question, even though those shares are considered present for quorum purposes and may be entitled to vote on other questions. Because the eight nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors, abstentions and broker non-votes will not affect the outcome of the voting on the elections. Because the two benefit plan matters require the approval of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the matter, abstentions will have the same effect as votes against the proposal. Broker non-votes, on the other hand, will not affect the outcome of the voting, except that they could prevent the total votes cast with respect to the proposal from representing a majority of the shares entitled to vote on the proposal, in which event the proposal would not be approved. Because the ratification of the appointment of our registered independent accounting firm requires the approval of a majority of the votes cast, abstentions and broker non-votes will not affect the outcome of the voting on that proposal.

Any holder of our common stock has the right to revoke his or her proxy at any time prior to the voting thereof at the annual meeting by (1) filing a written revocation with the Secretary prior to the voting of such proxy, (2) giving a duly executed proxy bearing a later date or (3) attending the annual meeting and voting in person. Attendance by a stockholder at the annual meeting will not itself revoke his or her proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

COST AND METHOD OF PROXY SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or facsimile or in person. We will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of our common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in doing so. In addition, we have engaged Georgeson Shareholder Communications to assist in the solicitation of proxies for a fee of $10,500 plus reimbursement of certain out-of-pocket expenses.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The board of directors has nominated the eight people listed below for election as directors, each to serve until the next annual meeting of stockholders or until his successor is elected and qualified. If any of the nominees becomes unavailable for any reason, which is not anticipated, the board of directors in its discretion may designate a substitute nominee. If you have filled out the accompanying proxy card, your vote will be cast for the substitute nominee.

Nominees for Election

Each of the nominees for director has been approved by the board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, for submission to the stockholders. Set forth below is the current principal occupation (which, unless otherwise indicated, has been his principal occupation during the last five years), age and other information for each nominee:

David A. B. Brown, 66, became Chairman of the Board in May 2005 and became a director in September 2001 in connection with our acquisition of Marine Drilling Companies, Inc. Mr. Brown was a director of Marine from June 1995 until September 2001. Mr. Brown is currently Chairman of the Board of Layne Christensen Company. Mr. Brown served as President of The Windsor Group, Inc., a strategy consulting firm, from 1984 until 2005. Mr. Brown was Chairman of the Board of the Comstock Group, Inc. from 1988 to 1990. Mr. Brown is also a director of EMCOR Group, Inc. Mr. Brown served as a director of NS Group, Inc. from 2001 to 2006 and of Petrohawk Energy Corporation from 2006 to 2007. The board of directors is nominating Mr. Brown because he has:

•	experience as a board member for public companies, including experience as the chairman of two other public companies;

•	specialized board experience within the offshore drilling industry;

•	experience as chair of audit committees for several public companies; and

•	expertise in strategic planning.

Kenneth M. Burke, 61, became a director in December 2006. Mr. Burke retired in June 2004 after a 31-year career with Ernst & Young LLP. During his time with Ernst & Young, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast Area and Coordinating Partner for Energy and Oilfield Service Companies. Mr. Burke is also chairman of the audit committees of Trico Marine Services, Inc. and Valerus Compression Services Company, LLC. The board of directors is nominating Mr. Burke because he has:

•	in-depth knowledge of the energy industry;

•	expertise in auditing and financial reporting for global organizations;

•	a broad knowledge of effective organizational structures, processes and strategies;

•	experience with compensation strategies and plans; and

•	experience as a board member and as chairman of audit committees for other energy companies.

Archie W. Dunham, 71, became a director in May 2005.  Mr. Dunham was Chairman of ConocoPhillips from August 2002, following the merger of Conoco Inc. and Phillips Petroleum Company, until his retirement in September 2004. He was Chairman of Conoco from August 1999 to August 2002, and President and Chief Executive Officer of Conoco from January 1996 to August 2002. He was an Executive Vice President of E.I. du Pont de Nemours and Company, Conoco’s former parent, from 1995 to October 1998. Mr. Dunham is also a director of Louisiana Pacific Corporation, Union Pacific Corporation and Memorial Hermann Healthcare System. Mr. Dunham served as a director of Phelps Dodge Corporation from 1998 to 2007. The board of directors is nominating Mr. Dunham because he has:

•	experience in executive leadership for international, integrated energy companies, including experience as chief executive officer;

•	operational and financial expertise in the oil and gas business generally;

•	knowledge of the demands and expectations of our core customers; and

•	experience as a board member for public companies, including experience as chairman of an international, integrated energy company.

David A. Hager, 53, became a director in February 2008. Since March 2009, Mr. Hager has been Executive Vice President, Exploration and Production at Devon Energy Corporation. Mr. Hager was Chief Operating Officer of Kerr-McGee Corporation from July 2005 until his retirement in August 2006, following the merger of Kerr-McGee and Anadarko Petroleum Corporation. Mr. Hager held various other positions at Kerr-McGee, including Senior Vice President (oil and gas exploration and production) from March 2003 until July 2005, Vice President of Exploration and Production from 2002 until March 2003, Vice President of Gulf of Mexico and Worldwide Deepwater Exploration and Production from 2001 until 2002, Vice President of Worldwide Deepwater Exploration and Production from October 2000 until 2001, Vice President of International Operations from April 2000 until October 2000 and Vice President of Gulf of Mexico Operations from 1999 until April 2000. Prior thereto, he held various positions with Mobil Oil Corporation and Sun Oil Company. Mr. Hager served as a director of Devon Energy Corporation from August 2007 to March 2009. The board of directors is nominating Mr. Hager because he has:

•	experience in executive leadership for international, independent energy companies;

•	knowledge of the demands and expectations of our core customers; and

•	operational and financial expertise in the oil and gas business generally.

Francis S. Kalman, 62, became a director in October 2005. Mr. Kalman served as Executive Vice President of McDermott International, Inc. from February 2002 until his retirement in February 2008 and as Chief Financial Officer from February 2002 until April 2007. From March 2000 to February 2002, he was Senior Vice President and Chief Financial Officer of Vector ESP, Inc. From April 1999 to March 2000, he was a principal of Pinnacle Equity Partners, LLC. From February 1998 to April 1999, he was Executive Vice President and Chief Financial Officer of Chemical Logistics Corporation. From May 1996 to September 1997, he was Senior Vice President and Chief Financial Officer of Keystone International, Inc. Mr. Kalman currently serves as a senior advisor to a private investment subsidiary of Tudor, Pickering, Holt & Co., LLC, which specializes in direct investments in upstream, oilfield service and midstream companies. Mr. Kalman is a principal of Ancora Partners, LLC, a private equity group. The board of directors is nominating Mr. Kalman because he has:

•	experience in executive leadership and strategic planning for international energy service companies;

•	expertise in accounting, auditing and financial reporting for global organizations; and

•	financial expertise in the oil and gas industry generally.

Ralph D. McBride, 63, became a director in September 1995. Mr. McBride has been a partner with the law firm of Bracewell & Giuliani LLP in Houston, Texas since 1980. He has also been a partner with Doliver Capital Advisors, a registered investment advisory firm, since 1986 and has served as president of Doliver Capital Advisors since March 2005. Mr. McBride is a member of the Audit Committee of the Memorial Hermann Healthcare System and a director of Health Professionals Insurance Company. The board of directors is nominating Mr. McBride because he has:

•	in-depth knowledge of the energy industry generally and contract drilling specifically;

•	experience in accounting and financial matters, as president of an investment advisory firm and as a member of an audit committee; and

•	organizational and executive experience.

In May 2009, because of Mr. McBride’s affiliation with the law firm of Bracewell & Giuliani, our board, with Mr. McBride’s concurrence, directed our management to discontinue our relationship with the firm following an orderly transition to other counsel of all ongoing matters for which the firm served as our counsel. This transition was accomplished in 2009, and we have not engaged the firm to provide any new services since the date of the annual meeting. Further, we will not engage the firm in 2010 and do not anticipate engaging the firm as long as Mr. McBride serves on the board. The fees paid by our company to Bracewell & Giuliani in 2009 comprised approximately 0.3% of the law firm’s total revenue for 2009.

Robert G. Phillips, 55, became a director in October 2007. In late 2007, Mr. Phillips formed Crestwood Midstream Partners LLC, which invests in the North American midstream sector in both onshore and offshore, including pipelines and processing, storage and terminals. From February 2005 until June 2007, Mr. Phillips served as President, Chief Executive Officer and Director of Enterprise Products Partners L.P., a publicly traded master limited partnership and provider of midstream energy services, and from September 2004 until February 2005, he served as Chief Operating Officer and Director of Enterprise. From 1999 to 2004, Mr. Phillips served as Chairman of the Board, President and Chief Executive Officer of GulfTerra Energy Partners, L.P. prior to its acquisition by Enterprise, and, for more than five years prior to 1999, he held numerous senior management positions with El Paso Corporation, including President of El Paso Field Services Company. Mr. Phillips also is a director of Triten Corp. The board of directors is nominating Mr. Phillips because he has:

•	experience in executive leadership for public companies in the energy industry, including as chief executive officer;

•	operational and financial expertise in the oil and gas business generally; and

•	organizational experience having been involved in numerous mergers, acquisitions and other business combinations during his career.

Louis A. Raspino, 57, was named President, Chief Executive Officer and a director in June 2005. He joined us in December 2003 as Executive Vice President and Chief Financial Officer. From July 2001 until December 2003, he served as Senior Vice President, Finance and Chief Financial Officer of Grant Prideco, Inc. From February 1999 until December 2000, he served as Vice President of Finance for Halliburton Company. From October 1997 until July 1998, he was a Senior Vice President at Burlington Resources, Inc. From 1978 until its merger with Burlington Resources, Inc. in 1997, he held a variety of increasingly responsible positions at Louisiana Land and Exploration Company, including as Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Raspino also is a director of Dresser-Rand Group Inc. and the Memorial Hermann Healthcare System. The board of directors is nominating Mr. Raspino because he is our chief executive officer and, in addition, has:

•	experience in other executive leadership roles for energy companies, including as chief financial officer;

•	operational and financial expertise in the oil and gas business;

•	knowledge of the demands and expectations of our core customers; and

•	experience as a board member for another public company.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the eight nominees receiving the greatest number of votes cast will be elected as directors. Your board of directors unanimously recommends a vote “FOR” election of the aforementioned eight director nominees.

Corporate Governance

Overview.  One of our directors, Mr. McBride, received approximately 47 percent of the votes cast by stockholders in his director election at the 2009 annual meeting. The board believes this was based largely on “withhold” recommendations from proxy advisory firms due to the limited services that were performed for the company by Bracewell & Giuliani LLP, a law firm of which Mr. McBride is a partner. The board of directors had determined that those limited services did not impair Mr. McBride’s independence. In response to the stockholder vote, on the day of the annual meeting, the following actions were taken:

•	Our board, with Mr. McBride’s concurrence, directed our management to discontinue our relationship with Bracewell & Giuliani following an orderly transition to other counsel of all ongoing matters for which the firm served as our counsel. This transition was accomplished in 2009, and we have not engaged the firm to provide any new services since the date of the annual meeting. Further, we will not engage the firm in 2010 and do not anticipate engaging the firm as long as Mr. McBride serves on the board.

•	Mr. McBride resigned from the Nominating and Corporate Governance Committee.

•	We appointed Mr. Burke to the Nominating and Corporate Governance Committee as chair.

The board concluded that these corrective steps addressed the concern on which the “withhold” recommendations as to Mr. McBride were based.

Further, in May 2009, the Nominating and Corporate Governance Committee commenced its annual review of our corporate governance policies and practices. The review included:

•	a comparison of our policies and practices to “Key Agreed Principles to Strengthen Corporate Governance for U.S. Publicly Traded Companies,” issued by the National Association of Corporate Directors;

•	the engagement of external advisers that are nationally regarded as experts on matters pertaining to corporate governance;

•	a benchmarking of selected policies and practices against those of companies within the comparator group selected by our Compensation Committee;

•	discussions with stockholders regarding our policies and practices; and

•	in-person meetings with several proxy advisory firms in order to share our analysis of our policies and practices and to discuss our changes thereto.

The Committee reported its analysis of our corporate governance policies and practices to the board throughout the review process. In connection with this review, the board made the following changes:

•	We formally separated the offices of chairman of the board and chief executive officer, though by practice these positions had been separated since 1999.

•	We engaged an independent consultant to conduct our annual board and director assessment process, which included interviews with each director and executive officer in order to evaluate the performance of our board, our committees and each director.

•	We significantly increased our stock ownership guidelines for directors and executive officers and included a stock retention feature for individuals who do not satisfy the guidelines.

•	We modified our long-term incentive program for officers to introduce performance share awards based on relative total stockholder return against a peer group of companies, which reinforces our pay-for-performance compensation philosophy and complements our practice of awarding time-vested restricted stock and stock options in focusing our executives on long-term value creation.

Corporate Governance Guidelines.  The board of directors has established Corporate Governance Guidelines to assist the board in the exercise of its responsibilities under applicable law and the listing standards of the New York Stock Exchange. The Guidelines provide a framework for our company’s governance and the board’s activities, covering such matters as determining director independence, director orientation and continuing education, director responsibilities, director access to management, annual evaluations of the board and other corporate governance practices and principles. The Guidelines are available on our website at www.prideinternational.com under “Corporate Governance” in the “Investors Relations” section.

Director Independence.  It is the policy of the board that a substantial majority of the members of the board of directors, and all of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, qualify as “independent directors” in accordance with the listing standards of the New York Stock Exchange. In addition, it is the policy of the board that all the members of the Audit Committee also satisfy the criteria for independence under applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. No director is considered independent unless the board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. The NYSE listing standards include objective tests that can disqualify a director from being treated as independent, as well as a subjective element, under which the board must affirmatively determine that each independent director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. The board considers all relevant facts and circumstances in making independence determinations.

As contemplated by NYSE rules then in effect, the board adopted categorical standards in 2004 to assist it in making independence determinations. Under the rules then in effect, relationships that fell within the categorical standards were not required to be disclosed in the proxy statement and their impact on independence was not required to be separately discussed. A relationship falls within these categorical standards if it:

•	Is a type of relationship addressed in Section 303A.02(b) of the NYSE Listed Company Manual, but that listing standard does not preclude the board from making a determination of independence;

•	Is a type of transaction or relationship addressed in Item 404 of Regulation S-K, but that regulation does not require disclosure of the transaction or relationship or permits the omission of the dollar amounts in respect of such transaction or relationship; or

•	Consists of charitable contributions by us to an organization of which the director is an executive officer that do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

The board has determined that each current director’s and director nominee’s relationship with us, with the exception of Mr. Raspino, falls within the categorical standards and that all of the current directors and nominees, except Mr. Raspino, satisfy the independence standards of the New York Stock Exchange and our categorical standards. Mr. Raspino, our President and Chief Executive Officer, is employed by us.

In making its subjective determination that each non-employee director is independent, the board reviewed and discussed additional information provided by the directors and us with regard to each director’s business and personal activities as they may relate to our company and management. The board considered the transactions in the context of the NYSE’s objective listing standards, the categorical standards noted above, the additional standards established for members of audit committees, and the SEC and U.S. Internal Revenue Service standards for compensation committee members. In this connection, the board considered our relationship described above with Bracewell & Giuliani, of which Mr. McBride is a partner. The fees we paid to Bracewell & Giuliani in 2009, 2008 and 2007 comprised approximately 0.3%, 0.2% and 0.3%, respectively, of the law firm’s total revenue for those years. In addition, Messrs. Burke, Dunham, Kalman, McBride and Phillips also served as directors of other companies with which we did business, or served as directors of or were otherwise affiliated with non-profit organizations to which we made payments (including contributions), over the last three fiscal years. None of the contributions to any non-profit organization exceeded $25,000, and none of the other payments we made to any such other company or non-profit organization exceeded $125,000, for any of 2009, 2008 or 2007. None of our directors serves as an executive officer or employee of a non-profit organization to which we made payments or contributions over the last three fiscal years.

Based on all of the foregoing, the board made a subjective determination as contemplated by NYSE rules that, given the nature of the transaction, the director’s relationship with the entity and/or the amount involved, no relationships exist that, in the opinion of the board, would impair the director’s independence. Further, the board has determined that all members of the audit committee, compensation committee and nominating and corporate governance committee are independent.

Board Leadership Structure.  The board has determined that the functions performed by the chairman of the board and the chief executive officer should be performed by separate individuals. This determination is reflected in our Corporate Governance Guidelines. We have had a separate, non-executive chairman of the board since 1999, and the board believes that this structure has served us well.

Code of Business Conduct and Ethical Practices.  All of our directors and employees must act ethically at all times and in accordance with the policies comprising our Code of Business Conduct and Ethical Practices. The Code is a reaffirmation that we expect all directors and employees to uphold our standards of honesty, integrity, ethical behavior and compliance with the law and to avoid actual or apparent conflicts of interest between their personal and professional affairs. Directors and employees are obligated to promptly report any good faith concerns or problems or any actual or suspected violations of the Code. The Code establishes procedures for the confidential and anonymous reporting of a violation of the Code. We prohibit any form of retaliation against any director or employee for reporting, in good faith, suspected violations of the Code. The Code is available on our website at www.prideinternational.com as described above.

Accounting and Auditing Concerns.  The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Details regarding these procedures can be found on our website at www.prideinternational.com.

Board’s Role in Risk Oversight.  Our board of directors has oversight responsibility of the processes established to report and monitor material risks applicable to us. The board has delegated to management the responsibility to manage risk and bring to the attention of the board the most material risks to our company.

We maintain an enterprise risk management program designed to identify significant risks to us. Our risk management department is responsible for implementing the program, which involves the identification of risks within the company, assignment of risk owners, establishment of mitigation plans for those risks, and monitoring of the risks by those owners. The risk management department meets with the risk owners on a quarterly basis to review the mitigation plans and risk assessment and reports these results to the board of directors on a quarterly basis. The board reviews the identified risks, risk owner assignments and monitoring reports. In addition, the board receives a separate report from our chief compliance officer on a quarterly basis that addresses compliance risks in the same manner as set forth above, including risk identification, risk owner assignment and monitoring reports.

In accordance with the charter of the Audit Committee, the Audit Committee meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee, together with the full board of directors, also discusses our policies and guidelines concerning risk assessment and risk management periodically.

In addition to the risk oversight exercised by the full board of directors with respect to our enterprise risk management program and the Audit Committee with respect to our major financial risk exposures, the Compensation Committee has reviewed the risks, if any, that could arise from our compensation policies and practices. For additional information regarding risk management in connection with our compensation program, please read “Compensation Discussion and Analysis — Risk Management.”

Executive Sessions.  The non-management directors meet regularly in executive session without management participation after non-telephonic board meetings and at times meet in executive session after telephonic board meetings. In addition, our Corporate Governance Guidelines provide that, if the group of non-management directors includes a director who is not independent under New York Stock Exchange listing standards, the independent directors will meet in executive session at least once annually. Currently, the director who presides at these meetings is the Chairman of the Board. Our Corporate Governance Guidelines provide that, if the Chairman ceases to be independent, then the presiding director will be chosen by a vote of the non-management directors or independent directors, as the case may be.

Communication with the Board.  Stockholders and other interested parties may make their concerns known confidentially to the board of directors or the non-management directors by submitting a communication in an envelope addressed to the “Board of Directors,” a specifically named non-management director or the “Non-Management Directors” as a group, in care of the Secretary. All such communications will be conveyed, as applicable, to the full board of directors, the specified non-management director or the non-management directors as a group.

Stock Ownership Guidelines for Directors.  In December 2009, the board amended the stock ownership guidelines for directors. Under the new guidelines, each director is expected to own not less than 12,500 shares of common stock. Fifty percent of unvested shares of restricted stock and restricted stock units (“restricted stock awards”) are included in the total, but shares that may be acquired upon exercise of unexercised stock options are excluded. Each director is expected to attain such minimum level of stock ownership by the sixth anniversary of the effective date of the initial election or appointment of such person as a director. Compliance with the guidelines will be measured on April 1 of each year. In the event a director does not meet the ownership guidelines, the director will be required to retain ownership of all shares of common stock owned directly as of such April 1 determination date, together with 75% of the after-tax shares (assuming a 25% tax rate) received from any vestings of restricted stock awards or any option exercises after such date until the ownership guidelines are met. The disinterested directors may approve exceptions to the ownership and retention guidelines in the case of financial hardship. Each of our directors currently exceeds the ownership guidelines.

Organization of the Board of Directors

The board of directors is responsible for oversight of our business and affairs. To assist it in carrying out its duties, the board has delegated certain authority to a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. The board also has delegated, and may in the future delegate, certain authority to other committees of the board from time to time. During 2009 the board of directors held 16 meetings. Each current director attended at least 90% of the total number of meetings of the board of directors and of the committees of the board on which he served that were held during the term of his service on the board and its committees. Directors are expected to attend meetings of the board of directors and meetings of committees on which they serve and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are expected to attend annual meetings of our stockholders. All of our directors attended the 2009 annual meeting.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of Messrs. Brown, Burke (Chairman) and Kalman. The board of directors has determined that the members of the committee are independent under applicable New York Stock Exchange listing standards. The committee is responsible for identifying and recommending candidates to fill vacancies on the board of directors and for election by the stockholders, recommending committee assignments for directors to the board of directors, monitoring and assessing the performance of the board of directors and individual non-employee directors, reviewing compensation received by non-employee directors for service on the board of directors and its committees and developing and recommending to the board of directors appropriate corporate governance policies, practices and procedures for us. The committee held seven meetings during 2009. The charter of the committee is available on our website at www.prideinternational.com as described above.

Although the board of directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee, when assessing the qualifications of prospective nominees to the board of directors, takes into account the board’s desire to have an appropriate mix of backgrounds and skills. Each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of our company and our stockholders, are also factors. The board does not select director nominees on the basis of race, color, gender, national origin, citizenship, marital status or religious affiliation.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the committee, the stockholder should submit the recommendation in writing to the Chairman, Nominating and Corporate Governance Committee, in care of the Secretary, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057. The recommendation should contain the following information:

•	the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•	the principal occupation or employment of the nominee;

•	the number of shares of each class or series of our capital stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned; and

•	any other information the stockholder may deem relevant to the committee’s evaluation.

Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources.

Audit Committee.  The Audit Committee currently consists of Messrs. Burke, Hager, Kalman (Chairman) and Phillips. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934 and the New York Stock Exchange listing standards. The board of directors also has determined that all members of the Audit Committee are financial experts as defined by applicable SEC rules. Please refer to “— Nominees for Election” above for relevant experience. The committee’s purpose is to assist the board of directors in overseeing (a) the integrity of our financial statements, (b) the compliance by us with legal and regulatory requirements, (c) the independence, qualifications and performance of our independent auditors and (d) the performance of our internal audit function. The committee held 13 meetings during 2009. The board of directors has adopted a written charter for the Audit Committee, which is available on our website at www.prideinternational.com as described above.

Compensation Committee.  The Compensation Committee currently consists of Messrs. Burke, Dunham (Chairman) and Hager. The board of directors has determined that the members of the committee are independent under applicable New York Stock Exchange listing standards. The committee’s purpose is (a) to review and approve the compensation of our executive officers and other key employees, (b) to evaluate the performance of the chief executive officer and to oversee the performance evaluation of senior management, (c) to administer and make recommendations to the board of directors with respect to our incentive-compensation plans, equity-based plans and other compensation benefit plans and (d) to produce a compensation committee report and assist management with the preparation of the compensation discussion and analysis as required by the SEC for inclusion in the annual proxy statement. The committee may delegate certain authority to a subcommittee of its members. The committee held 13 meetings during 2009. The charter of the committee is available on our website at www.prideinternational.com as described above.

CONFLICTS OF INTEREST AND RELATED PERSON TRANSACTIONS

Pursuant to our Code of Business Conduct and Ethical Practices, employees, officers and directors must not engage, or give the appearance of engaging, in any activity involving a conflict of interest, or a reasonably foreseeable conflict of interest, between their personal interests and our interests. The Code requires that any employee, officer or director who is uncertain whether a particular set of circumstances constitutes a conflict of interest seek appropriate, before-the-fact guidance from our Chief Compliance Officer.

Further, our Corporate Governance Guidelines provide that where an actual or potential conflict of interest involving a director develops, the director should report the matter immediately to the chairman of the Nominating and Corporate Governance Committee for evaluation. A significant and potentially ongoing conflict must be resolved or the director should resign. Also, if a director has a personal or business interest in a matter that is before the board of directors, the director must disclose the interest to the chairman of the board and, if appropriate, recuse himself from participation in the related deliberations and abstain from voting on the matter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and beneficial owners of more than ten percent of any class of equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish us with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2009 and written representations from our officers and directors, all Section 16(a) reports applicable to our officers and directors and any beneficial owners of ten percent or more of a class of equity securities were filed on a timely basis, except for one Form 4 that reported the sale of shares acquired upon an exercise of stock options by W. Gregory Looser but, due to a clerical error, failed to report the exercise of the stock options.

SECURITY OWNERSHIP

The following table sets forth information as of March 31, 2010 with respect to the beneficial ownership of our common stock by (1) each of our stockholders who is known by us to be a beneficial owner of more than 5% of our common stock, (2) our directors and director nominees and the persons named in the “Summary Compensation Table” below and (3) all of our current executive officers and directors as a group. Unless otherwise indicated, all of such stock is owned directly, and the indicated person or entity has sole voting and investment power.

	Number of Shares
Name and Address	Beneficially Owned(1)	Percent of Class

FMR LLC(2)	21,408,801	12.2%
82 Devonshire Street Boston, Massachusetts 02109
BlackRock Inc.(3)	16,673,055	9.5%
40 East 52nd Street New York, NY 10022
Seadrill Limited(4)	16,500,000	9.4%
P.O. Box HM 1593 Par-la-Ville Place, 4th Floor 14 Par-la-Ville Road Hamilton HM 08 Bermuda
SKAGEN Funds (Stavanger Fondsforvaltning AS)(5)	15,053,900	8.6%
P.O. Box 160, N-4001 Stavanger Norway
MHR Fund Management LLC(6)	12,149,254	6.9%
40 West 57th Street, 24th Floor New York, New York 10019
Lonnie D. Bane	193,291	*
David A. B. Brown	106,434	*
Kenneth M. Burke	43,669	*
Archie W. Dunham	53,680	*
David A. Hager	28,368	*
Francis S. Kalman	53,680	*
W. Gregory Looser	174,862	*
Ralph D. McBride	94,878	*
Robert G. Phillips	33,827	*
Louis A. Raspino	603,475	*
Kevin C. Robert	125,123	*
Imran (Ron) Toufeeq	209,579	*
Brian C. Voegele	194,878	*
Rodney W. Eads(7)	107,807	*
All current executive officers and directors as a group (13 persons)	1,915,744	1.1%

*	Less than 1% of issued and outstanding shares of our common stock.

(1)	The number of shares beneficially owned by the directors, director nominees and executive officers listed in the table includes shares that may be acquired within 60 days of March 31, 2010 by exercise of stock options as follows: Mr. Bane — 177,981; Mr. Brown — 72,642; Mr. Burke — 18,013; Mr. Dunham — 25,304; Mr. Hager — 10,722; Mr. Kalman — 25,304; Mr. Looser — 130,186; Mr. McBride — 57,792; Mr. Phillips — 10,722; Mr. Raspino — 406,887; Mr. Robert — 102,304; Mr. Toufeeq — 155,936; Mr. Voegele — 152,583; Mr. Eads — 0; and all current executive officers and directors as a group — 1,346,376.

(2)	Based solely on an amendment to Schedule 13G/A filed with the SEC on February 16, 2010 by FMR LLC, on behalf of itself and Mr. Edward C. Johnson III, chairman of FMR LLC. Includes 19,531,690 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC, which acts as an investment adviser to various registered investment companies (the “Fidelity Funds”), 451 shares beneficially owned by Strategic Advisers, Inc. (“Strategic”), a wholly owned subsidiary of FMR LLC, which provides investment advisory services to individuals, 231,720 shares beneficially owned by Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and 540,840 shares beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”), a wholly owned subsidiary of FMR LLC, which acts as an investment manager of institutional accounts owning such shares, and 1,104,100 shares beneficially owned by Fidelity International Limited (“FIL”). Each of Mr. Johnson and FMR LLC, through his or its control of Fidelity and the Fidelity Funds, has sole dispositive power with respect to 19,531,690 shares, through the control of PGALLC, has sole dispositive and voting power over 231,720 shares, and, through the control of PGATC, has sole dispositive power with respect to 540,840 shares and sole voting power with respect to 395,630 shares. Each of the Fidelity Funds’ boards of trustees has sole voting power over the shares held by each fund. Members of Mr. Johnson’s family, who together own approximately 49% of the voting power of FMR LLC and are party to a shareholders’ agreement, may be deemed to be part of a controlling group with respect to FMR LLC. Partnerships controlled by members of Mr. Johnson’s family or trusts for their benefit, which together own approximately 47% of the voting power of FIL, may be deemed to be part of a controlling group with respect to FIL. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that their shares need not be aggregated for purposes of Section 13(d).

(3)	Based solely on a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock Inc. (“BlackRock”). BlackRock reports sole voting power and sole dispositive power over 16,673,055 shares.

(4)	Based solely on a Schedule 13D/A filed with the SEC on March 9, 2010 (as amended, the “Schedule 13D”) by Seadrill Ltd. (“Seadrill”), Hemen Holding Limited, the principal shareholder of Seadrill (“Hemen”), John Fredriksen, who indirectly controls Hemen and is the Chairman, President and a Director of Seadrill, and C.K. Limited, which also indirectly controls Hemen. The Schedule 13D reports that (1) on February 24, 2010, Seadrill entered into a forward contract with Nordea Bank Finland Plc (“Nordea”) whereby Seadrill agreed to purchase 8,229,200 shares of common stock from Nordea on April 15, 2010, for a purchase price of $207.3 million; (2) on February 24, 2010, Seadrill entered into an additional forward contract whereby Seadrill agreed to purchase 8,070,800 shares of common stock from DnB NOR Markets on April 16, 2010, for a purchase price of $214.3 million; and (3) Seadrill directly held 200,000 shares of common stock. In the Schedule 13D, the reporting persons assert beneficial ownership, with shared voting and dispositive power, of 16,500,000 shares. To our knowledge, the reporting persons have not publicly updated the information contained in the Schedule 13D since March 9, 2010.

(5)	Based solely on a Schedule 13D filed on account of ownership of our common stock with the SEC on August 30, 2007 by SKAGEN Funds (Stavanger Fondsforvaltning AS), a Norwegian investment company that has eleven mutual funds under management holding the shares for investment purposes. The investment director of the funds is J. Kristoffer C. Stensrud, a citizen of Norway. The Schedule 13D does not specify the nature of the reporting person’s voting and dispositive power with respect to the shares.

(6)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2009 by MHR Institutional Partners III LP (“Institutional Partners III”), MHR Institutional Advisors III LLC (“Institutional Advisors III”), MHR Fund Management LLC (“Fund Management”) and Mark H. Rachesky, M.D. (“Dr. Rachesky”) relating to an aggregate of 12,832,000 shares held for the accounts of MHR Capital Partners Master Account LP (“Master Account”), MHR Capital Partners (100) (“Capital Partners”) LP and Institutional Partners III. MHR Advisors LLC (“Advisors”) is the general partner of each of Master Account and Capital Partners and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account (609,626 shares) and Capital Partners (73,120 shares). Institutional Advisors III is the general partner of Institutional Partners III and, in such capacity, may be deemed to beneficially own the shares of common stock held for the account of Institutional Partners III (12,149,254 shares). Fund Management is an affiliate of and has an investment management agreement with Master Account, Capital Partners and Institutional Partners III and other affiliated entities, pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares of common stock and, accordingly, Fund Management may be deemed to beneficially own the shares of common stock held for the account of each of Master Account, Capital Partners and Institutional Partners III (an aggregate of 12,832,000 shares). Dr. Rachesky is the managing member of Advisors, Institutional Advisors III and Fund Management and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account, Capital Partners and Institutional Partners III (an aggregate of 12,832,000 shares).

(7)	Mr. Eads’ beneficial ownership in the table above, other than pursuant to stock options exercisable within 60 days of March 31, 2010 as set forth in footnote (1) above, is as of August 10, 2009, the date of his separation from our company.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis should be read in conjunction with “Executive Compensation” included elsewhere in this proxy statement. In this Compensation Discussion and Analysis, “named executive officers” refers to our executive officers named in the Summary Compensation Table below who were executive officers on December 31, 2009.

2009 Overview

We began 2009 in an increasingly uncertain economic environment with markedly lower crude oil and natural gas prices relative to levels seen over the previous three years. We expected the lower commodity price environment to result in a reduction in exploration and production spending by some customers. We have positioned the company to focus on deepwater drilling opportunities that we expect to be more resilient in times of economic uncertainty. Our strong 2009 financial and operational performance resulted from the successful execution over a multi-year period of our long-term strategy to become a pure offshore focused company with an increasing emphasis on deepwater drilling, including:

•	our acquisition in November 2006 of the remaining 70% interest in a joint venture company the principal assets of which are two deepwater semi-submersible drilling rigs, the Pride Portland and the Pride Rio de Janeiro;

•	our acquisition in December 2005 and August 2007 of the aggregate 49% interest not owned by us in a joint venture company the principal assets of which are two ultra-deepwater drillships, the Pride Africa and the Pride Angola, and an independent-leg jackup rig, the Pride Cabinda;

•	our ongoing projects to construct four ultra-deepwater drillships;

•	the sale of our Latin America land and E&P services businesses in August 2007;

•	the sale of our tender-assist rig fleet and our platform rigs in 2008;

•	the sale of our Eastern Hemisphere land fleet in late 2008 and early 2009;

•	the distribution of Seahawk Drilling, Inc. to our stockholders in August 2009; and

•	our maintenance of a strong balance sheet in a difficult economic environment and a backlog of $6.9 billion as of December 31, 2009.

Pride’s management team has performed well in executing our company’s strategy. Competition for experienced and results-oriented managers in our industry is intense, despite the difficult economic environment. We have adopted an executive compensation program that is designed to incentivize management behaviors to make the company an outstanding investment for our stockholders. In addition to holding management accountable for accomplishing financial results, we also insist on the highest standards of ethical conduct and operational safety, which we believe will position the company for long-term success.

Our executive compensation program for 2009 is described below. During 2009, we implemented several actions to improve our executive compensation program, some of which were effective for 2009 and others that will be effective beginning in 2010:

•	Modified our compensation determination process so that all key elements of an executive’s total direct compensation package (base salary, bonus and long-term incentives) are considered at the same time in a holistic manner;

•	Adopted a recoupment policy for senior executives that permits the company to recoup excess bonuses and stock-based incentive awards in the event of a negative financial restatement regardless of executive misconduct;

•	Introduced cash flow as a metric in our annual incentive program for 2010 for greater focus on cash generation and preservation;

•	Modified our long-term incentive program for 2010 to introduce performance share awards based on relative total stockholder return against a peer group of companies, which reinforces our pay-for-performance compensation philosophy and complements our practice of awarding time-vested restricted stock and stock options in focusing our executives on long-term value creation;

•	Introduced a complexity assessment as part of the evaluation of personal performance goals under the annual incentive program;

•	Took steps to qualify our annual incentives and long-term incentive awards for tax deductibility under Section 162(m) of the Internal Revenue Code; and

•	Significantly increased our stock ownership guidelines for directors and executive officers and included a stock retention feature for individuals who do not satisfy the guidelines.

Executive Compensation Philosophy

Our executive compensation program is designed to align the interests of our executives with those of our stockholders, retain and motivate executives who serve our stockholders’ interests, and attract talented external candidates when vacancies arise.

Alignment of Interests

We believe that the most effective way to align the interests of our executives and stockholders is to pay a significant amount of total compensation through annual incentive awards, which create incentives for meeting annual performance targets, and long-term stock-based incentive compensation, which focuses executives on the longer-term performance of our company. As a result of our focus on long-term stock-based incentive compensation, our executive compensation program rewards performance over a sustained period of time and does not encourage management to take unnecessary or excessive risks in the short-term.

Retention

Given their qualifications, experience and professionalism, our executives, as well as the non-executive members of our management team who may be candidates for promotion, are highly regarded within and outside our industry. Opportunities for alternative employment arise from time to time, and our executive compensation program is designed to be competitive in light of these other opportunities.

Attracting Candidates

Highly qualified candidates seek the best available opportunities, from both a professional and a financial standpoint. Our program seeks to provide compensation that is competitive in relation to alternatives in the markets in which we compete for executives.

Administration of Executive Compensation Program

Our executive compensation program is administered by the Compensation Committee of our board of directors. The specific duties and responsibilities of the Compensation Committee are described in this proxy statement under “Organization of the Board of Directors — Compensation Committee.” The Compensation Committee engages an outside consultant with respect to executive compensation matters. The primary role of the compensation consultant is to provide the Compensation Committee with compensation market data and information regarding compensation trends in our industry and to make recommendations regarding the design of our program. In 2009, the Compensation Committee retained Frederic W. Cook & Co., Inc. as its compensation consultant. Management does not direct or oversee the retention or activities of the compensation consultant with respect to our executive compensation program and did not engage Frederic W. Cook & Co., Inc. in any other capacity for 2009.

Lonnie D. Bane, our Senior Vice President — Human Resources and Administration, and Brady K. Long, our Vice President — General Counsel and Secretary, support the Compensation Committee in performing its role with respect to administering our compensation program. The Compensation Committee, with input from the other non-management directors, conducts performance evaluations of Louis A. Raspino, our President and Chief Executive Officer, and Mr. Raspino conducts performance evaluations of our other executive officers and makes recommendations to the Compensation Committee regarding all aspects of their compensation. Messrs. Bane and Long act pursuant to delegated authority to fulfill various administrative functions of the Compensation Committee, such as coordinating the hiring process with respect to executives, providing legal and compensation market updates to the Compensation Committee, and overseeing the documentation of equity plans and awards as approved by the Compensation Committee. No executive has the authority to establish or modify executive officer compensation, except with respect to certain perquisites as described below.

Comparator Group and Comparison Data

The Compensation Committee selected 13 companies against which to compare our executive compensation program for use in determining compensation for 2009. The following five companies were selected because they either directly compete with us or have operations that are comparable to our operations: Diamond Offshore Drilling, Inc., ENSCO International Incorporated, Noble Corporation, Rowan Companies, Inc. and Transocean Inc. The remaining eight companies were selected to represent the broader oilfield services market in which we also compete for talent: BJ Services Company, Cameron International Corporation, FMC Technologies, Inc., Exterran Partners, L.P., National Oilwell Varco, Inc., Oceaneering International, Inc., Smith International, Inc. and Weatherford International Ltd. We refer to each group of companies collectively as our comparator group. The Compensation Committee may elect to modify the group for future periods to reflect best practices in executive compensation or changes in our business model or strategy or the business model or strategy of other companies, in and outside the comparator group.

The compensation consultant also has used the Towers Perrin Oilfield Service Compensation Survey, which is a nationally recognized executive compensation survey that consists of industry-specific information on executive pay practices. This survey covers 16 companies (including Pride) in various energy-related business segments, such as drilling, services and equipment. Compensation data for all companies in the survey were used, which have median revenues of $2.3 billion. This survey provides information on pay levels for individuals with similar roles and responsibilities as our officers.

Although our revenues for 2009 were below the median of the comparator group and the survey participants, the Compensation Committee considered a number of factors in determining to maintain the same comparator group and survey participants as in prior years. Over the last few years, we have transformed our company to become a pure offshore focused company with an increasing emphasis on deepwater drilling. To achieve this long-term objective, we have made various dispositions of assets and asset groups, including:

•	the sale of our Latin America land and E&P services businesses in 2007;

•	the sale of our tender-assist rig fleet and our platform rigs in 2008;

•	the sale of our Eastern Hemisphere land fleet in late 2008 and early 2009; and

•	our distribution of Seahawk Drilling, Inc. in 2009.

These dispositions have reduced our revenues in the short-term, but the sales have provided capital to invest in our long-term strategic focus on premium floating rigs. We are currently constructing four new deepwater drillships, which are expected to have a significant revenue contribution going forward, with the first drillship expected to commence operations in 2010. The three drillships with contracts account for approximately $2.7 billion of our $6.9 billion firm backlog as of December 31, 2009. Since pay data is often correlated with revenue size, the Compensation Committee determined that it was important to continue referencing for the 2009 analysis competitive data for companies that were comparable in size to our company before the dispositions noted above, particularly after taking into account the expected revenue contribution of our drillships under construction.

As part of the Compensation Committee’s review and determination of appropriate and competitive levels of compensation, it utilizes a summary of our competitive posture for each component of compensation. The summary is prepared by the compensation consultant and derived from the following two data sources:

•	The compensation consultant uses the compensation information provided in the proxy statements of the members of our comparator group to develop market compensation levels for our most highly compensated officers. The compensation consultant then compares the compensation of the named executive officers in our comparator group to our executive pay levels based on position and pay rank.

•	The compensation consultant also utilizes data from the Towers Perrin compensation survey described above to develop marketplace compensation levels for our executive officers.

The comparator group compensation data, together with the compensation survey data, each as described above, are collectively referred to as the “comparison data.”

Compensation Elements

Our executive compensation program generally consists of six components:

•	base salary;

•	annual cash incentive compensation;

•	long-term stock-based incentive compensation;

•	Supplemental Executive Retirement Plan;

•	severance and change in control arrangements; and

•	perquisites.

Annually, on the basis of the performance evaluations discussed above, the Compensation Committee conducts a review of base salary, annual cash incentive compensation and long-term stock-based incentive compensation, which we refer to as total direct compensation, with respect to each executive and makes adjustments, if any, to the preceding year’s levels. In determining compensation levels, the Compensation Committee seeks to position each element of each executive officer’s total direct compensation at a competitive level in relation to similar compensation paid to the executive’s peers, as described below, taking into consideration the experience, potential and performance of the executive.

In 2009, the Compensation Committee reviewed total direct compensation for each executive, including an evaluation of the extent to which the executive compensation program’s objectives are being met with respect to the relative weighting of each component within the executive’s total direct compensation. Because each component is reviewed separately and compensation within each component is based on the individual’s experience and potential as well as individual and company performance, the percentage of total direct compensation that each component comprises may vary by executive and by year. The following table summarizes the relative size of the components of total direct compensation for 2009 for each of our named executive officers:

	Percentage of Total Direct
	Compensation for 2009
			Long-Term
	Base	Annual Cash	Stock-Based
Name	Salary	Incentive	Incentive

Louis A. Raspino	15.2%	13.4%	71.4%
Imran Toufeeq	26.5%	14.9%	58.6%
Brian C. Voegele	19.6%	10.1%	70.3%
W. Gregory Looser	20.0%	11.8%	68.2%
Lonnie D. Bane	23.4%	12.4%	64.2%
Kevin C. Robert	23.5%	12.4%	64.1%

We believe the compensation of our named executive officers should be most heavily dependent upon individual and company performance. Accordingly, our named executive officers receive a higher portion of their total direct compensation in the form of performance-based annual cash incentives and long-term stock-based incentives as compared to other company employees. Further, in support of pay-for-performance objectives, the portion of total direct compensation delivered through long-term stock-based incentives increases with successively higher levels of responsibility.

Similar to his peers in the comparator group, Mr. Raspino, our President and Chief Executive Officer, has a significantly broader scope of responsibilities at our company than the other named executive officers. The difference in compensation for Mr. Raspino described below primarily reflects these differing responsibilities as valued by the companies in the comparator group and, except as described below, does not result from the application of different policies or decisions with respect to Mr. Raspino.

Base Salary

The Compensation Committee seeks to position each executive’s base salary around the 50th percentile of the individual’s peers based on the comparison data. The extent to which an executive’s base salary falls short of, or exceeds, the 50th percentile is determined subjectively by the Compensation Committee based on experience, potential, prior base salary, the results of the annual performance evaluation and other factors. Executives, other than the Chief Executive Officer, are evaluated on the following criteria: leadership; initiative; relationship and team building; business acumen; communication skills; vision and perspective; supervision; organizational savvy; ethical practices; and fiscal responsibility. The Chief Executive Officer is evaluated on similar criteria, with emphasis on ethical practices, relations with our board of directors, vision, strategy, leadership and professional skills. No single criterion is weighted more heavily than any other in this evaluation, as the Compensation Committee evaluates the executive’s overall performance and contributions to our company.

With the exception of Messrs. Looser and Toufeeq, who received base salary increases in August 2009 in connection with promotions, the base salaries of other named executive officers have not been increased since July 1, 2008.

Annual Cash Incentive Compensation

Our annual cash incentive is based on the achievement of company-wide objectives and personal objectives during the year, which are described in greater detail below. The Compensation Committee establishes a “target bonus” for each executive around the 50th percentile of the individual’s peers based on the comparison data. The target bonus percentage is applied to the total salary received by the executive during the year to determine the total target bonus dollar opportunity for that executive. The bonus is paid based upon the achievement of specified performance-based goals during the applicable year. In connection with its annual review of executive performance evaluations and compensation, the Compensation Committee determined target bonuses for the named executive officers for 2009 as follows:

Target
Bonus
Name	Percentage

Mr. Raspino	100%
Mr. Toufeeq	64%
Mr. Voegele	65%
Mr. Looser	62%
Mr. Bane	60%
Mr. Robert	60%

In August 2009, the target bonus percentages for Messrs. Looser and Toufeeq were increased by five percentage points and 10 percentage points, respectively, in connection with promotions. The target bonus percentages specified in the table above for those executives equals the time weighted average of the percentages before and after the promotion.

Annually, the board of directors approves our corporate performance objectives and, on that basis, the Compensation Committee determines the metrics by which the executives’ bonuses will be calculated for that year. Each metric is weighted by the Compensation Committee to reflect its relative importance for the year in question. The Compensation Committee seeks a balance of these metrics and relative weighting to further our corporate objectives and to discourage undue emphasis on any one metric. The Compensation Committee also recognizes that occasionally significant events occur that fall outside the scope of the annual planning process and, as such, have an unintended impact on annual incentive payments. In order to encourage actions that are in our long-term interest, but that may result in either positive or negative consequences relative to the annual incentive calculation in any given year, the Compensation Committee has developed guidelines for making adjustments to the incentive targets to address such consequences. The financial cost or benefit of all significant exceptional items for the year are collected and presented to the Compensation Committee for review. While all adjustments are in its full discretion, the Compensation Committee has determined that certain exceptional items are adjusted for on a standard basis (including acquisitions or divestitures; gain or loss on sale of assets such as business segments; and capital structure changes) and that other items (including acts of God; extraordinary, unplanned events; and retroactive changes in law) are appropriate for adjustment, either positive or negative, depending on the circumstances.

In addition to the corporate metrics, the Chief Executive Officer sets his personal performance goals with the Compensation Committee, and each executive other than the Chief Executive Officer sets his own personal performance goals with the Chief Executive Officer, which are then reviewed by the Compensation Committee. The extent to which the executive achieves those goals and the level of complexity of each of those goals is itself a metric on which part of the bonus is based.

For 2009, the following metrics were established by the Compensation Committee:

		Target
Metric	Target	Weight

Earnings per share	$3.37	30%
Operating and general and administrative expense control	$1.13 billion	15%
Operating efficiency	Not disclosed	10%
Working capital (DSO)	61 days	10%
Safety performance on a company-wide basis	1.05 TRIR	10%
Personal performance goals	Individual	25%

For 2009, the Compensation Committee determined that earnings per share was the most important financial measure upon which to evaluate executive officer performance with respect to payment of the annual cash incentive and, therefore, assigned the metric a weight of 30%. The Compensation Committee believes that earnings per share is a financial measure widely used by financial analysts and investors in evaluating our performance and that tying a significant portion of executive officer annual cash incentive compensation to this measure more closely aligns their interests with those of our stockholders. The initial target for earnings per share was $3.56. The Compensation Committee later reduced the target to $3.37 to reflect the company’s spin-off of Seahawk Drilling, Inc.

The Compensation Committee determined that control of operating and general and administrative expense was important to our company in 2009, reflecting our long-term commitment to cost control. Rig-based labor costs were added to the metric for 2009, recognizing the importance of managing such costs. This metric was weighted at 15%. The initial target was $1.206 billion. The Compensation Committee later adjusted the target to $1.13 billion to reflect the company’s spin-off of Seahawk Drilling, Inc.

The Compensation Committee determined that, for 2009, our executives should be directly incented to minimize unplanned shipyard time and other downtime and its concomitant loss of revenue. This metric was weighted at 10%. It is expressed in terms of the total number of days our rigs were contracted to work, not including planned downtime, planned shipyard projects, and special periodic surveys, divided by 365, versus the total number of days those rigs actually worked, divided by 365. We are not disclosing the target for this metric, as doing so would result in competitive harm to our company. However, at the time the target was established in early 2009, the achievement of this target was expected to require significant effort due to the expected significant delays that would result from limited shipyard availability, equipment shortages and labor constraints in connection with these projects. The Compensation Committee later adjusted the target to reflect the company’s spin-off of Seahawk Drilling, Inc. and an accelerated shipyard project, which increased the number of shipyard days for the project occurring in 2009 but did not increase the total number of days for the project, undertaken in order for the rig to be available to begin a new contract in early 2010. At the time of the adjustment, the achievement of this target as adjusted also was expected to require significant effort due to the expected significant delays that would result from limited shipyard availability, equipment shortages and labor constraints in connection with these projects.

The Compensation Committee determined that minimizing our days sales outstanding, or DSO (which is calculated as our trade receivables balance at the end of each quarter divided by our consolidated revenue for the quarter multiplied by the days in the quarter), was important to our company in 2009, reflecting our strong commitment to prudent cash management. This metric was weighted at 10%. This metric is expressed in terms of a four quarter average.

The Compensation Committee determined that safety performance was important to our company in 2009, reflecting our long-standing commitment to protecting the welfare of our employees and the importance of our safety performance to our customers. This metric was weighted at 10%. The target for this metric is based on the total recordable incidence rate, or TRIR, which is the number of recordable incidents per 200,000 man hours. TRIR is one of the generally accepted industry measures for safety performance.

The Compensation Committee determined that each executive’s personal goals should account for 25% of the executive’s bonus opportunity. Each executive sets three to five important goals to accomplish during the year. These personal goals primarily relate to various organizational, operational, administrative and other matters that are important to the functioning and efficiency of the executive’s area of responsibility and are important for the accomplishment of our long-term strategic objectives. Where the goals are not quantitative, the extent to which the executive (other than the Chief Executive Officer) accomplishes or exceeds the goals is determined subjectively by the Chief Executive Officer and reviewed with the Compensation Committee, and the extent to which the Chief Executive Officer accomplishes or exceeds the goals is determined subjectively by the Compensation Committee. These judgments, considered together with the Compensation Committee’s judgment as to the complexity of the goals, are reflected in the amount of the executive’s bonus attributable to this metric.

Each metric is assigned a minimum threshold result, below which no amount of the bonus would be awarded with respect to that metric, a target result and a maximum result, at which the amount of the bonus awarded with respect to that metric would be 250% of the target bonus (200% with respect to personal performance goals). In no event will the total maximum bonus paid exceed 200% of the target bonus. For 2009, the results relating to and the actual weight given to each metric to calculate bonuses were as follows:

Metric	2009 Result	2009 Percentage(1)

Earnings per share	$2.21(2)	0.0%
Operating and general and administrative expense control	$1.095 million(3)	24.2%
Operating efficiency	Not disclosed	0.0%
Working capital (DSO)	63 days	8.4%
Safety performance on a company-wide basis	.76 TRIR	25.0%
Personal performance goals	Varies by individual	See table below

(1)	Represents the percentage of the total target bonus amount earned with respect to this metric. For example, with respect to the earnings per share metric, the target weight was 30% and the actual percentage used in calculating bonuses was 0.0%.

(2)	For purposes of determining achievement of this metric, the Compensation Committee made adjustments for certain non-recurring items outside the scope of the annual incentive plan. The Compensation Committee adjusted net income by adding back (i) the accrual made in anticipation of a possible resolution with the Department of Justice and the SEC of potential liabilities under the Foreign Corrupt Practices Act, (ii) certain severance costs and (iii) unrealized/realized foreign exchange losses (with gains being subtracted). As a result, the calculation is not made in accordance with U.S. generally accepted accounting principles and is not the same as the calculation we use for financial statement reporting purposes. Income from continuing operations per diluted share for 2009 calculated in accordance with U.S. generally accepted accounting principles was $1.92.

(3)	For purposes of determining achievement of this metric, the Compensation Committee made adjustments for certain non-recurring items outside the scope of the annual incentive plan, including with respect to unbudgeted costs reimbursed by customers, shipyard days under budget and other smaller items. As a result, the calculation is not made in accordance with U.S. generally accepted accounting principles and is not the same as the calculation we use for financial statement reporting purposes.

The five metrics based on company performance described above (i.e., other than personal performance goals) resulted in a total calculated bonus percentage for those metrics of 57.6% compared with a target of 75%. The table below presents (a) the percentage, as compared to a target of 25%, representing each named executive officer’s achievement of his personal performance goals for 2009, (b) the total calculated bonus percentage, which is equal to the sum of the percentages for the company performance metrics and the personal performance metric, and (c) the bonuses actually paid to the named executive officers for 2009.

	2009 Personal Goal	2009 Total Bonus
Name	Percentage	Percentage	Bonus

Mr. Raspino	35.4%	93.0%	$867,500
Mr. Toufeeq	30.5%	88.1%	$234,214
Mr. Voegele	21.3%	78.9%	$226,279
Mr. Looser	37.5%	95.1%	$251,693
Mr. Bane	31.0%	88.6%	$194,380
Mr. Robert	30.0%	87.6%	$193,825

All bonuses paid under the program, while expected to be based on the guidelines established by the Compensation Committee, are at all times subject to the Compensation Committee’s discretion. In March 2010, the Compensation Committee exercised its discretion to decrease the 2009 annual cash incentive bonus for Mr. Raspino in the amount of $50,000 for safety-related incidents occurring in 2009. In prior years, the Compensation Committee has exercised its discretion to both increase and decrease the bonus amounts, in some cases by significant amounts, and may decrease such amounts in the future, or increase such amounts to the extent consistent with tax deductibility constraints of Section 162(m) of the Internal Revenue Code.

Long-Term Stock-Based Incentive Compensation

At the end of the calendar year, the Compensation Committee determines an aggregate value of stock-based incentive awards to grant to each executive for the following year that generally would position the executive’s stock-based incentive compensation between the 50th and 75th percentile of the individual’s peers based on the comparison data. The Compensation Committee believes this target percentile range for equity-based compensation ties an appropriate percentage of the executive’s total compensation to the long-term performance of our company. The amount of an executive’s stock-based incentive award is determined subjectively by the Compensation Committee following a recommendation from the Chief Executive Officer (or, with respect to the Chief Executive Officer, by the Compensation Committee), based in part on the executive’s performance. For the 2009 grants, the Compensation Committee determined that the value of the awards should be evenly split between options and restricted stock awards, as was generally consistent with equity grant practices within our comparator group and otherwise appropriate for our executives.

We have introduced a performance share program in 2010 for our named executive officers. The resulting long-term incentive pay mix at target is roughly one-third each performance shares, time-vested restricted stock awards and stock options. Our performance share program is based on relative total stockholder return and, therefore, reinforces our pay-for-performance compensation philosophy. With respect to the performance shares granted in February 2010, on each of the first three anniversaries of the date of grant, the grant will vest with respect to a number of performance shares determined by comparing our total stockholder return for the applicable period to the average total stockholder return of Diamond Offshore Drilling, Inc., ENSCO International Incorporated, Noble Corporation, Seadrill Limited and Transocean Ltd. These companies were selected because they either directly compete with us or have operations that are comparable to our operations. We selected Seadrill Limited, rather than Rowan Companies, Inc., which is in our comparator group, because we believe that Seadrill is a more direct competitor with operations more comparable to ours. Seadrill is not in our comparator group, however, because we believe certain of its management positions and responsibilities are not comparable to ours and, as a foreign issuer, it does not disclose compensation data to the extent of the other members of the comparator group. The total number of performance shares earned under the award may range from 0% to 150% of the target performance shares awarded, and, subject to accelerated payment in the event of death, disability or change in control, the earned performance shares will be issued to the grantee after the third anniversary of the date of grant in the form of shares of our common stock. Dividend equivalents will be paid to the grantee with respect to earned performance shares.

For the 2009 and 2010 equity-based grants, the Compensation Committee determined an aggregate value to be awarded for each category of award and the method to fix the number of awards to be granted. For purposes of valuing options in the determination of the number of options to be granted, for the 2009 grants, the Compensation Committee used the binomial method, which was used by the compensation consultant and which was consistent with the results from the Black-Scholes-Merton method. For accounting purposes, we use the Black-Scholes-Merton method to value options in our financial statements. For the 2010 grant, the Compensation Committee used the Black-Scholes-Merton method. In addition, due to extraordinary market volatility in the fourth quarter of 2008, for purposes of determining the number of stock options and restricted stock awards to be granted to executive officers in 2009, the Compensation Committee used the average closing price of our common stock for the month of December 2008 rather than the closing price of our common stock on the last day of the month, which was the trading day prior to the grant date. For purposes of determining the number of stock options and restricted stock awards granted to executive officers in January 2010, the Compensation Committee used the closing price of our common stock on the grant date (January 29, 2010). For purposes of determining the number of performance shares granted to executive officers in February 2010, the Compensation Committee used the same January 29, 2010 price and valued them using a Monte Carlo model. For additional information regarding stock-based incentive awards granted to the named executive officers in 2009 and the assumptions underlying the value of those awards, see the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table under “Executive Compensation.” The total grant date fair value of stock-based incentive awards granted to the named executive officers in 2009 and 2010 was as follows:

	Total Grant Date Fair Value of
	Stock-Based
	Incentive Awards
Name	2009	2010(1)

Mr. Raspino	$4,617,787	$4,235,411
Mr. Toufeeq	$918,008	$1,630,064
Mr. Voegele	$1,581,087	$1,542,441
Mr. Looser	$1,455,607	$1,492,446
Mr. Bane	$1,003,875	$962,978
Mr. Robert	$1,003,875	$958,879

(1)	For Messrs. Raspino, Voegele, Looser and Bane, the amount in this column includes the annual award made in January 2010 and a discretionary award made in February 2010 to recognize their performance in connection with the divestiture of Seahawk. For Messrs. Toufeeq and Robert, the amount in this column includes only the annual award.

Beginning in 2002, the Compensation Committee generally has granted long-term incentive compensation to executives on the first trading day of each calendar year. The Compensation Committee approves the grant of options at Committee meetings and has not in the past granted options by written consent. With the exception of the annual grants made in 2006 (which were approved and made in February 2006), the values to be granted to the executives are approved at the regularly scheduled December meeting of the Compensation Committee, with the grants being made on the first trading day of the next calendar year. The grant dates for the 2010 annual grant to named executive officers were in late January and mid-February 2010 to allow the Compensation Committee additional time to finalize the terms of the performance shares and other changes to the award agreements. Special grants may be made at other meetings to recognize the hiring or promotion of an employee, a change in responsibility of an employee or a specific achievement. We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation, and we do not grant options with a grant date prior to the date of Compensation Committee approval of the grant. The exercise price of options is equal to the closing market price of our common stock on the NYSE on the grant date.

Long-term incentive compensation is designed to achieve all of the objectives under our executive compensation program. First, it is a mechanism through which executives become (or can become) stockholders, either through the ownership of shares of restricted stock, restricted stock units, options to purchase stock or performance shares. Second, the vesting provisions of each award generally require continued employment for the awards to vest, thereby incentivizing the executive to remain in our employment. Third, we use long-term incentive compensation to attract external candidates, who, by resigning from their prior employer to accept employment with us, may be surrendering equity and other compensation.

Supplemental Executive Retirement Plan

Our Supplemental Executive Retirement Plan (the “SERP”) provides special retirement benefits and retiree medical benefits. The Chief Executive Officer and other executives who are proposed for participation by the Chief Executive Officer and approved by the Compensation Committee are eligible to participate in the SERP. The Chief Executive Officer and the Compensation Committee base their proposal and approval, respectively, on a subjective assessment of the executive’s contributions to our company and expected long-term value to the organization. Those contributions and expected value also determine the terms of the executive’s participation, as the credited years of service, vesting terms and change in control payments, among other things, vary from one executive to another. All of the named executive officers currently participate in the SERP. No other employee currently participates in the SERP.

Participation in the SERP is designed to achieve the recruiting and retention objectives of the executive compensation program. Each participant’s vesting schedule requires continuous employment until the participant is fully vested, and each executive’s participation agreement includes a disincentive for termination before retirement eligibility.

In general, pursuant to the SERP, upon retirement the executive will be entitled to receive, among other things, the vested portion of his SERP benefits, which includes a lump sum payment equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for 10 years certain and his lifetime. Mr. Raspino’s benefits under the SERP vested in five equal annual installments beginning January 2, 2004. Each of Messrs. Looser’s and Bane’s benefits under the SERP vested in five equal annual installments beginning on January 1, 2006. Each of Messrs. Voegele’s and Robert’s benefits vest based on age and service requirements beginning on January 1, 2007, and Mr. Toufeeq’s benefits vest based on age and service requirements beginning on February 20, 2008.

Additional information about the SERP, including accrued benefit information with respect to each named executive officer and the assumptions with respect to the present value of the current accrued benefits, are disclosed in connection with the “Pension Benefits” table and “Potential Payments Upon Termination or Change in Control” under “Executive Compensation.”

Severance and Change in Control Arrangements

Each of our named executive officers has entered into an employment agreement with us, which provides severance and change in control protections to the executive. We believe that severance and, in certain instances, change in control arrangements are necessary to attract and retain the talent necessary for our long-term success. Our severance programs allow our executives to focus on duties at hand and provide security should their employment be terminated as a result of an involuntary termination without cause or a constructive termination for good reason. Severance benefits generally range from one to two times salary plus bonus in the event of qualified termination prior to a change in control, and from two to three times salary plus bonus in the event of qualified termination following a change in control. Enhanced change in control protections provide our named executive officers, whose jobs would generally be at the greatest risk in a change in control, with a greater level of financial security in the event of a change in control. We believe this additional level of security is effective and necessary to ensure that our executives remain focused on performance and the creation of stockholder value through the successful execution of any change in control transaction rather than on the potential uncertainties associated with their own employment. For a more detailed description of our severance and change in control arrangements, see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Perquisites

We provide three types of perquisites. First, during 2009 each executive received an automobile allowance in the amount of $750 per month and a gasoline card paid by us. This perquisite has been eliminated in 2010 and replaced with tax, financial and estate planning benefits of comparable value. Second, we pay for each executive to have an annual physical examination. Third, we currently pay monthly, but not initiation, fees for an executive’s club membership where there is a valid business purpose, including the entertainment of customers. These perquisites are available to all executive officers, except with respect to membership fees, which are awarded when the Chief Executive Officer (with respect to executive officers) or the Compensation Committee (with respect to the Chief Executive Officer) determines a valid business purpose is involved. In 2009, we paid the legal fees for our named executive officers in connection with the amendments to their employment agreements and SERP participation agreements that occurred in 2008. In addition, from time to time we have paid the legal fees for certain candidates for executive offices in connection with the completion of their employment agreements with us. We do not expect to pay the legal fees for candidates for executive offices in the future, but we may continue to pay the legal fees for our executive officers in connection with the negotiation of new, or amendments to existing, employment and other agreements requested by us.

The Compensation Committee has reviewed the costs to our company of these additional benefits and does not consider them to be significant. For additional information regarding perquisites, see “Executive Compensation — Summary Compensation Table.”

Other Benefits

Executives are eligible, with all employees, for various benefit plans, including the 401(k) plan and the Employee Stock Purchase Plan, among others. The Compensation Committee exercises no discretion over this participation.

Risk Management

Several elements of our executive compensation program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk:

•	our program design provides a mix of cash and equity, annual and longer-term incentives, and performance metrics (including earnings per share, expense control, operating efficiency and, beginning in 2010, total stockholder return);

•	our focus on long-term stock-based incentive compensation rewards performance over a sustained period of time;

•	maximum bonuses paid under our annual cash incentive program are capped at 200% of the target bonus;

•	because of our stock ownership guidelines and option grants, our executive officers could lose significant value if our stock price were exposed to inappropriate or unnecessary risks;

•	our recoupment policy for senior executives permits the company to recover excess bonuses and stock-based incentive awards in the event of a negative financial restatement, regardless of executive misconduct;

•	the personal goals for each executive officer under our annual incentive plan are tied to our enterprise risk assessment to ensure that our executive officers are additionally incentivized to focus on the mitigation of key risks; and

•	our annual incentive plan authorizes the Compensation Committee to exercise discretion (upward or downward), enabling us to reflect in the incentive program an executive officer’s performance with respect to risk management, among other things.

Stock Ownership Guidelines

In 2005, we adopted a guideline that each executive own shares of our common stock with a market value at least equal to the individual’s base salary. In 2010, we revised the guideline to require that our chief executive officer own shares of our common stock with a market value equal to at least five times his base salary and that all other named executive officers own shares with a value equal to at least three times the individual’s base salary. Fifty percent of unvested restricted stock awards and earned but unvested performance shares are included in the calculation; shares subject to unexercised options are not included. Compliance with the guidelines will be measured on April 1 of each year using the average closing price of our common stock for the 12 months ending on the last day of February of that year. In the event an executive does not meet the ownership guidelines, the executive will be required to retain ownership of all shares of common stock owned directly as of such April 1 determination date, together with 75% of the after-tax shares received from any vestings of restricted stock awards or performance share awards or any option exercises after such date until the ownership guidelines are met. The board of directors may approve exceptions to the ownership and retention guidelines in the case of financial hardship. All of our executives currently exceed the ownership guidelines. In addition, our insider trading policy prohibits certain hedging arrangements by our executives, including purchasing, selling or writing options on our securities or engaging in transactions in other third-party derivative securities with respect to our securities. The total value of stock ownership calculated in accordance with the above test as of April 1, 2010, as compared to each individual’s base salary as of April 1, 2010, was as follows:

Name	Base Salary	Value of Common Stock

Mr. Raspino	$950,000	$8,222,601
Mr. Toufeeq	$450,000	$2,231,470
Mr. Voegele	$425,000	$2,143,885
Mr. Looser	$425,000	$2,148,833
Mr. Bane	$352,000	$1,056,339
Mr. Robert	$355,000	$1,192,701

Recoupment Policy

In August 2009, the Compensation Committee adopted an incentive and equity compensation recoupment policy. The policy applies to all of our employees. With respect to our executive officers and our chief accounting officer, the policy permits us to recoup any cash bonus or stock-based incentive award that is awarded based upon achievement of financial or operational performance metrics to the extent such bonus or award was incorrectly calculated because of a negative restatement of our financial statements or the miscalculation of an applicable financial or operational metric. A negative restatement resulting from a change in applicable law or accounting principles would not trigger the policy. With respect to all of our employees, if the employee’s fraudulent or illegal conduct causes damage to us, the policy provides for potential forfeiture of any performance-based cash bonus opportunity or any outstanding stock-based incentive award held by the employee.

The policy applies to performance-based cash bonuses paid, and stock-based incentive awards granted, after adoption of the policy. The Compensation Committee administers the policy and has discretion to enforce the policy. In enforcing the policy, the Compensation Committee may take into account such considerations as it deems appropriate, including, among other things, other penalties imposed on the employee, the nature of the miscalculation and the conduct of the employee. The policy will terminate upon a change in control, except with respect to any recovery from an officer that was approved by the Compensation Committee prior to a change in control.

Accounting and Tax Matters

Section 162(m) of the Internal Revenue Code denies a compensation deduction for federal income tax purposes for certain compensation in excess of $1 million paid to specified individuals. “Performance based”

compensation meeting specified standards is deductible without regard to the $1 million cap. The Compensation Committee has approved payment of compensation in 2009 in excess of what is deductible under Section 162(m) and reserves the right to structure future compensation of our executive officers without regard for whether such compensation is fully deductible if, in the Compensation Committee’s judgment, it is in the best interests of our company and our stockholders to do so. The 2009 compensation of all the named executive officers qualifies for deductibility, with the exception of $2.6 million relating to a portion of base salary, bonuses, restricted stock awards and other benefits. As described above, we have taken steps to qualify our annual incentives and long-term incentive awards for tax deductibility under Section 162(m) beginning in 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Archie W. Dunham, Chairman
Kenneth M. Burke
David A. Hager

EXECUTIVE COMPENSATION

The following tables provide information regarding the compensation awarded to or earned during the years ended December 31, 2009, 2008 and 2007 by our chief executive officer, chief financial officer, each of the next four most highly compensated executive officers who were serving as executive officers on December 31, 2009 and one former executive officer who separated from our company in 2009 (the “named executive officers”). The tables following the summary compensation table provide additional detail with respect to grants of plan-based awards, the value of outstanding equity awards as of December 31, 2009, the value of options exercised and stock awards that vested during 2009, pension benefits and estimates of changes in post-employment benefits.

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary(1)	Bonus(2)	Awards(3)	Awards(4)	Compensation(2)	Earnings(5)	Compensation(6)	Total

Louis A. Raspino	2009	$986,538	$—	$2,420,312	$2,197,474	$867,500	$1,518,730	$48,212	$8,038,766
President and Chief	2008	925,000	—	2,799,675	2,107,252	1,028,347	1,593,432	38,160	8,491,866
Executive Officer	2007	875,000	—	2,231,304	2,269,755	1,203,141	199,737	42,188	6,821,124
and Director(7)
Imran Toufeeq	2009	$415,262	$—	$631,384	$286,625	$234,214	$893,554	$38,037	$2,499,076
Senior Vice President, Operations, Asset Management and Engineering(8)
Brian C. Voegele	2009	$441,346	$—	$828,692	$752,395	$226,279	$511,675	$27,964	$2,788,351
Senior Vice	2008	415,475	—	915,975	655,690	311,500	337,310	10,894	2,646,844
President and Chief	2007	390,000	—	572,166	581,808	324,233	1,506,463	11,110	3,385,780
Financial Officer
W. Gregory Looser	2009	$426,750	$—	$762,928	$692,679	$251,693	$487,744	$28,425	$2,650,219
Senior Vice	2008	392,142	—	915,975	655,690	286,700	229,295	23,660	2,503,462
President and Chief	2007	371,000	—	572,166	581,808	315,063	(82,386)	25,532	1,783,183
Administrative Officer
Lonnie D. Bane	2009	$365,538	$—	$526,161	$477,714	$194,380	$416,500	$26,811	$2,007,104
Senior Vice President,	2008	343,626	—	596,850	468,350	237,300	329,301	25,941	2,001,368
Human Resources	2007	327,500	—	484,692	492,660	269,341	(156,961)	26,733	1,443,965
and Administration
Kevin C. Robert	2009	$368,654	$—	$526,161	$477,714	$193,825	$426,121	$27,286	$2,019,761
Senior Vice President,	2008	346,867	—	458,850	421,838	237,300	291,335	28,078	1,784,268
Marketing and	2007	326,500	—	418,728	425,213	253,927	1,317,447	29,434	2,771,249
Business Development
Rodney W. Eads(9)	2009	$366,154	$—	$1,079,514	$1,078,906	$226,907	$—	$1,982,044	$4,733,525
	2008	547,579	—	1,043,625	959,956	428,300	560,002	25,055	3,564,517
	2007	517,500	—	298,272	451,605	561,441	3,819,580	27,147	5,675,545

(1)	None of the named executive officers received an increase in base salary for 2009. The actual salary paid in 2009 is higher than the executive’s base salary for 2009 only because we pay salaries bi-weekly on the basis of 26 pay days per year and there were 27 pay days in 2009.

(2)	Cash bonuses paid pursuant to performance metrics under our annual cash incentive plan for 2009, 2008 and 2007, including the 30% increase in all annual cash incentive compensation bonuses for our employees in 2007, are listed under the column “Non-Equity Incentive Plan Compensation.”

(3)	The amounts in this column represent the grant date fair value of restricted stock awards granted in 2009, 2008 and 2007, in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of equity awards is calculated using the closing price of our common stock on the date of grant. For stock awards, grant date fair values per share were $28.68, $34.50 and $16.40 for the 2007, 2008 and 2009 grants, respectively. The grant date fair value for the 2009 restricted stock unit grants was modified under the anti-dilution provisions of our stock-based compensation plans at the time of the spin-off of Seahawk Drilling, Inc., with the grant date fair value being adjusted downward from $17.58 to $16.40 and the number of restricted stock units adjusted upward to preserve the relative value of the restricted stock units after the spin-off of Seahawk. For additional information, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009. These amounts do not correspond to the actual value that will be recognized by the executive.

(4)	The amounts in this column represent the grant date fair value of stock options granted in 2009, 2008 and 2007, in accordance with ASC Topic 718. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The option award fair value for 2009 includes the incremental fair value recognized for the 2009 awards outstanding at the time of the spin-off of Seahawk Drilling, Inc. For additional information, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009. These amounts do not correspond to the actual value that may be recognized by the executive.

(5)	This column reflects the aggregate increase in actuarial present value of benefits under the SERP accrued during 2009, 2008 and 2007. Our named executive officers did not receive any above-market or preferential earnings on nonqualified deferred compensation during 2009, 2008 or 2007.

(6)	The amounts shown in this column reflect matching contributions under our 401(k) plan, automobile allowances, gas cards, travel, legal fees and life insurance premiums. The amount of the matching contribution for 2009 under our 401(k) plan for each of Messrs. Raspino, Toufeeq, Looser, Bane and Robert was $14,700 and for Mr. Eads was $14,469. The amounts exclude a cash dividend paid in connection with the spin-off of Seahawk in lieu of additional units paid on restricted stock unit awards that were granted prior to 2009 and were unvested at the time of the spin-off in the following amounts: Mr. Raspino — $175,141; Mr. Toufeeq — $40,027; Mr. Voegele — $52,470; Mr. Looser — $52,470; Mr. Bane — $37,615; Mr. Robert — $30,327 and Mr. Eads — $0. The amounts also exclude a stock dividend paid on unvested restricted stock in connection with the spin-off in the following amounts: Mr. Raspino — $35,942; Mr. Toufeeq — $7,294; Mr. Voegele — $6,123; Mr. Looser — $8,278; Mr. Bane — $6,966; Mr. Robert — $6,417 and Mr. Eads — $0. The dividend was paid in shares of Seahawk common stock and, for purposes of the table, was valued on the date of the spin-off using the volume weighted average price of a share of Seahawk common stock of $26.33. For additional information, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009.

(7)	Mr. Raspino does not receive compensation for service as a director.

(8)	Mr. Toufeeq became an executive officer in August 2009.

(9)	Mr. Eads separated from our company in August 2009. For a description of the terms of his separation under his employment agreement, see “Potential Payments Upon Termination or Change in Control — Eads Separation.”

Grants of Plan-Based Awards

The table below reports all grants of plan-based awards made during 2009.

					All Other
					Stock	All Other
					Awards:	Option
		Estimated Possible Payouts			Number of	Awards:	Exercise
		Under Non-Equity Incentive			Shares of	Number of	or Base	Grant Date
		Plan Awards(1)			Stock or	Securities	Price	Fair Value
	Grant	Threshold	Target	Maximum	Units	Underlying	of Option	of Stock and
Name	Date	($)	($)	($)	(2)(3)	Options(2)(4)	Awards(4)	Option Awards(5)

Louis A. Raspino		$246,635	$986,538	$1,973,077
	01/02/2009				147,580			$2,420,312
	01/02/2009					396,719	$16.40	$2,197,474
Imran Toufeeq		$66,442	$265,768	$531,536
	01/02/2009				38,499			$631,384
	01/02/2009					51,745	$16.40	$286,625
Brian C. Voegele		$71,719	$286,875	$573,750
	01/02/2009				50,530			$828,692
	01/02/2009					135,833	$16.40	$752,395
W. Gregory Looser		$66,146	$264,585	$529,170
	01/02/2009				46,520			$762,928
	01/02/2009					125,052	$16.40	$692,679
Lonnie D. Bane		$54,831	$219,323	$438,646
	01/02/2009				32,083			$526,161
	01/02/2009					86,243	$16.40	$477,714
Kevin C. Robert		$55,298	$221,192	$442,385
	01/02/2009				32,083			$526,161
	01/02/2009					86,243	$16.40	$477,714
Rodney W. Eads		$68,654	$274,615	$549,231
	01/02/2009				65,824			$1,079,514
	01/02/2009					189,735	$16.40	$1,078,906

(1)	These columns represent awards under our annual cash incentive plan. For additional information about the annual cash incentive plan, please read “Compensation Discussion and Analysis — Overview of Compensation — Annual Incentive Compensation.”

(2)	All awards in this column were made pursuant to our 2007 Long-Term Incentive Plan. For additional information about the 2007 Long-Term Incentive Plan, please read “Compensation Discussion and Analysis — Overview of Compensation — Long-Term Stock-Based Compensation.”

(3)	This column consists of restricted stock units, which vest in three equal annual installments beginning on the first anniversary of the grant date.

(4)	This column consists of options to purchase our common stock. The options granted on January 2, 2009 become exercisable in three equal annual installments beginning on January 2, 2010. The exercise price may be paid in cash or by tendering shares of our common stock. Applicable tax obligations may be paid in cash or by the withholding of shares of our common stock. The January 2, 2009 option grants were modified under the anti-dilution provisions of our stock-based compensation plans, with the exercise price being adjusted downward from $17.58 to $16.40 and the number of option shares adjusted upward to preserve the relative value of the options after the spin-off of Seahawk Drilling, Inc.

(5)	These amounts represent the full fair value of stock options and restricted stock awards granted to each executive during 2009 as calculated under ASC Topic 718. For the relevant assumptions used to determine the valuation of our awards, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2009. The table also shows unvested restricted stock awards assuming a market value equal to the closing price of our common stock on December 31, 2009 of $31.91 per share.

	Option Awards				Stock Awards
	Number of Securities	Number of Securities			Number of Shares	Market Value of
	Underlying	Underlying			or Units of	Shares or Units
	Unexercised	Unexercised			Stock That	of Stock
	Options(#):	Options(#):	Option Exercise	Option	Have Not	That Have Not
Name	Exercisable(1)	Unexercisable(1)	Price($)(2)	Expiration Date	Vested(#)(3)	Vested($)(4)

Louis A. Raspino	122,872	40,959	$31.36	2/9/2016	—	—
	103,742	103,742	$26.75	1/3/2017	—	—
	43,721	131,166	$32.18	1/2/2018	—	—
	—	396,719	$16.40	1/2/2019	—	—
					267,816	$8,546,009
Imran Toufeeq	48,252	—	$16.07	3/16/2014	—	—
	42,890	—	$18.72	1/4/2015	—	—
	12,821	4,274	$31.36	2/9/2016	—	—
	12,599	12,599	$26.75	1/3/2017	—	—
	5,776	17,331	$32.18	1/2/2018	—	—
	—	51,745	$16.40	1/2/2019	—	—
					65,454	$2,088,637
Brian C. Voegele	40,210	—	$31.61	1/25/2016	—	—
	26,592	26,592	$26.75	1/3/2017	—	—
	13,603	40,814	$32.18	1/2/2018	—	—
	—	135,833	$16.40	1/2/2019	—	—
					83,906	$2,677,440
W. Gregory Looser	26,027	8,675	$31.36	2/9/2016	—	—
	13,296	26,592	$26.75	1/3/2017	—	—
	13,603	40,814	$32.18	1/2/2018	—	—
	—	125,052	$16.40	1/2/2019	—	—
					81,123	$2,588,635
Lonnie D. Bane	67,016	—	$18.72	1/4/2015	—	—
	21,905	7,302	$31.36	2/9/2016	—	—
	22,517	22,518	$26.75	1/3/2017	—	—
	9,716	29,153	$32.18	1/2/2018	—	—
	—	86,243	$16.40	1/2/2019	—	—
					57,477	$1,834,091
Kevin C. Robert	20,175	6,726	$31.36	2/9/2016	—	—
	19,434	19,435	$26.75	1/3/2017	—	—
	8,751	26,258	$32.18	1/2/2018	—	—
	—	86,243	$16.40	1/2/2019	—	—
					53,013	$1,691,645
Rodney W. Eads	—	—	—	—	—	—

(1)	The options expiring in 2014 and 2015 generally vested in five equal semi-annual installments beginning on the six-month anniversary of the grant date. The options expiring in 2016, 2017 and 2018 vest in four equal annual installments beginning on the first anniversary of the grant date, except for 37,500 options granted to Mr. Voegele expiring in 2016, which vest in four equal semi-annual installments beginning on the six-month anniversary of the grant date. The options expiring in 2019 vest in three equal annual installments beginning on the first anniversary of the grant date.

(2)	The exercise price reflects an anti-dilution adjustment made in connection with the August 24, 2009 spin-off of Seahawk Drilling, Inc. For additional information, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009.

(3)	The restricted stock awards granted through 2008 vest in four equal annual installments beginning on the first anniversary of the grant date. The restricted stock awards granted after 2008 vest in three equal annual installments beginning on the first anniversary of the grant date.

(4)	This column represents the closing price of our common stock on December 31, 2009 multiplied by the number of shares subject to restricted stock awards.

Option Exercises and Stock Vested

The following table sets forth certain information regarding stock options and restricted stock awards exercised and vested, respectively, during 2009.

			Stock Awards:
	Option Awards:		Number of
	Number of Shares		Shares Acquired
	Acquired on	Value Realized on	on Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	(#)	Vesting ($)(2)
Louis A. Raspino	251,983	$2,791,435	73,709	$1,348,650
Imran Toufeeq	—	—	17,329	$309,006
Brian C. Voegele	—	—	15,113	$263,024
W. Gregory Looser	15,796	78,402	22,589	$402,064
Lonnie D. Bane	—	—	18,766	$334,072
Kevin C. Robert	—	—	12,129	$216,555
Rodney W. Eads	444,719	3,252,116	116,374	$2,957,154

(1)	Represents the difference between the sale price of our common stock at exercise and the exercise price of the options.

(2)	Represents the value of the shares on the vesting date based on the closing price of our common stock on such date.

Pension Benefits

The following table discloses, with respect to the SERP, the years of credited service and present single-sum value of the accrued benefits as of December 31, 2009 and payments during 2009. Mr. Eads separated from employment with us in August 2009. Mr. Eads’ benefit under the SERP was $2,118,959 as of December 31, 2009 and was paid in a lump sum, pursuant to the terms of the SERP, on February 10, 2010.

		Number of
		Years/Months	Present Value of	Payments During
		Credit Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name(1)	(#)(2)	($)(3)	($)

Louis A. Raspino	Supplemental Executive Retirement Plan	5 years	$9,409,999	—
Imran Toufeeq	Supplemental Executive Retirement Plan	22 months	$2,876,584	—
Brian C. Voegele	Supplemental Executive Retirement Plan	36 months	$2,342,845	—
W. Gregory Looser	Supplemental Executive Retirement Plan	4 years	$1,464,618	—
Lonnie D. Bane	Supplemental Executive Retirement Plan	4 years	$2,055,734	—
Kevin C. Robert	Supplemental Executive Retirement Plan	36 months	$2,034,903	—

(1)	The SERP is a non-qualified retirement plan that provides for retirement benefits, to the extent vested, to be paid to the participating executive officer after the officer’s termination or retirement. The SERP also provides a death benefit. In addition, if a participant terminates employment with a vested right to a retirement benefit under the SERP, the participant, his spouse and his eligible dependents will be entitled to retiree medical and dental benefits. No assets are currently held with respect to the SERP; benefits are funded when paid to the participants or, upon a change in control, when funded into the rabbi trust. We account for the SERP in accordance with ASC Topic 715 “Retirement Benefits.” We recognize its estimated liability and the related compensation expense over the estimated service period of each participant. For additional information about the SERP, see “Compensation Discussion and Analysis — Overview of Compensation — Supplemental Executive Retirement Plan” above and “Potential Payments Upon Termination or Change in Control — Supplemental Executive Retirement Plan” below.

(2)	The number of years, or months in case of Messrs. Toufeeq, Voegele and Robert, of service is as of December 31, 2009. Years or months of credited service are not considered for purposes of benefit accrual, but are taken into account for vesting purposes. Years or months of service also are not considered for purposes of qualifying for retiree medical and dental benefits; rather, a participant qualifies for retiree medical and dental benefits if the participant terminates employment with a vested right to a retirement benefit under the SERP. Mr. Raspino is fully vested in the SERP. Messrs. Looser and Bane generally become vested in the SERP in 20% increments over five years of plan participation. Messrs. Toufeeq, Voegele and Robert each vest on a pro-rata basis determined by a fraction, the numerator of which is the number of full months of the individual’s actual service beginning from January 1, 2007 (February 20, 2008 for Mr. Toufeeq) and the denominator of which is the earlier of the number of months from January 1, 2007 (February 20, 2008 for Mr. Toufeeq) until (1) the individual attains age 62 or (2) the individual attains 15 years of service and an age of 55 or older. As of December 31, 2009, Mr. Toufeeq was 18.0% vested, Mr. Voegele was 21.4% vested and Mr. Robert was 22.8% vested. On December 31, 2009, Messrs. Looser and Bane each had four years of vesting service (five years as of January 1, 2010). Messrs. Voegele and Robert began vesting service on January 1, 2007, and had 36 months of vesting service as of December 31, 2009. Mr. Toufeeq began vesting service on February 20, 2008, and had 22 months of vesting service as of December 31, 2009. Early retirement eligibility under the SERP is based on termination after attainment of age 55 and 15 years of employment. Messrs. Raspino and Bane are deemed to meet the service requirement for early retirement eligibility. Messrs. Looser, Voegele and Robert will not satisfy both criteria for early retirement eligibility for 15, 11 and 10 years, respectively. Mr. Toufeeq will not satisfy the criteria for early retirement eligibility prior to attaining his normal retirement age of 62.

(3)	The present value has been calculated assuming the executive retires at the normal retirement age under the SERP (age 62). In addition, the executive is eligible for retiree medical and dental benefits. The calculation of the present value of accumulated benefits is equal to the present value of the full benefit under the plan based on the actuarial equivalent of a 10-year certain and life annuity. Because the SERP benefit is not calculated based on service, the full benefit, which is 50% of final pay, is considered to be the accumulated benefit. For accounting purposes, the cost of benefits is accrued over the vesting period.

Potential Payments Upon Termination or Change in Control

Employment Agreements, Stock Options and Restricted Stock Awards

On December 31, 2008, we entered into amended and restated employment agreements with each of our named executive officers. The current term of each of the agreements expires as follows: Mr. Raspino, December 3, 2010; Mr. Toufeeq, March 15, 2011; Mr. Voegele, January 25, 2011; Mr. Looser, December 4, 2010; Mr. Bane, June 1, 2010; and Mr. Robert, February 28, 2011. Each agreement is subject to automatic renewals for successive one-year terms until either party terminates the contract effective upon the next scheduled expiration date, with at least one year’s advance notice. Each of the agreements provides that the term of the agreement will not automatically renew beginning with the end of the one-year term in which the executive reaches age 65 and that failure to renew the agreement at such time will not trigger the executive’s constructive termination rights under the agreement.

Our executives can be terminated by us at anytime for any reason and their rights to benefits upon such termination are summarized below. Each of the executive’s agreement and equity award agreements provide benefits to the executive upon termination or change in control as described below. Each of the agreements provides that any cash and/or benefits payable to the executive on account of termination of employment and otherwise subject to the provisions of Section 409A of the Internal Revenue Code will be delayed for six months.

Mr. Raspino

Involuntary Termination.  Under Mr. Raspino’s employment agreement and award agreements, if he is terminated involuntarily for reasons not associated with a change in control and not due to cause, he will receive:

(1) two full years of base salary (not less than the highest annual base salary during the preceding three years);

(2) an amount equal to the pro-rata actual bonus plus two times the target award under our annual incentive compensation plan for the year of termination;

(3) life, health and accident and disability insurance continued for two years or until reemployment, whichever is earlier (for the executive, and for his immediate family to the extent available);

(4) immediate vesting of his equity awards other than performance shares, with the options remaining exercisable for their original term; and

(5) performance shares to the extent earned, as determined with respect to the entire grant based on relative total stockholder return calculated as of the termination date, with any such earned performance shares paid after the third anniversary of the date of grant.

The employment agreement requires that Mr. Raspino timely execute a release to receive the above benefits. In addition, the agreement provides that Mr. Raspino will not be entitled to any legal fee reimbursements for claims waived or released by the execution of such release.

The employment agreement treats disability, specified constructive terminations of the executive (including, with respect to Mr. Raspino’s agreement only, if Mr. Raspino is not reelected to our board of directors) or our failure to renew an agreement at the end of its term (unless the executive has attained age 65) as an involuntary termination of the executive.

Change in Control.  The employment agreement and award agreements also provide Mr. Raspino protection in the event of a change in control. A “change in control” is generally defined to include the acquisition by a person of 20% or more of our voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company and sale or liquidation of our company. In addition, the agreement includes a “merger protection change in control” as a change in control. A merger protection change in control is generally defined as a merger or consolidation involving our company whereby our stockholders prior to the transaction continue to hold at least 50% but not more than 66% of the voting power of the surviving entity after the transaction.

In the event of a change in control, the term of Mr. Raspino’s employment agreement will be extended for a period of two years from the date of a change in control that is not a merger protection change in control, or a period of one year from the date of a merger protection change in control. In the event of an involuntary termination or constructive termination of Mr. Raspino during the extended term of the agreement or voluntary resignation by him within 12 months after a change in control that is not a merger protection change in control, he will be entitled to receive:

(1) three full years of base salary;

(2) three times the maximum bonus award for the year of termination;

(3) life, health and accident and disability insurance continued for three years or until reemployment, whichever is earlier;

(4) immediate vesting of his equity awards other than performance shares, with the options remaining exercisable for their original term; and

(5) performance shares to the extent earned, as determined with respect to the entire grant based on relative total stockholder return calculated as of the date of the change in control, with any such earned performance shares paid within 70 days after the change in control or, if the change in control does not meet the requirements of Section 409A, after the third anniversary of the date of grant.

The agreement provides that the amounts set forth in (1) and (2) above will be deposited into a rabbi trust prior to the change in control.

The employment agreement also provides that we will reimburse Mr. Raspino for certain taxes incurred by him as a result of payments following a change in control. The agreement provides for a cap on certain payments in the event of a change in control, but that a gross-up will only apply if the cap would reduce payments to the executive by 10% or more.

Retirement.  In the event of retirement not in connection with a change in control on or after age 62, the award agreements provide that Mr. Raspino’s equity awards (1) granted in 2008 and prior years will vest immediately, with options remaining exercisable for one year following retirement, and (2) granted in 2009 and thereafter will be paid or become exercisable in accordance with the original schedule as if the executive remained employed, with options remaining exercisable for three years after retirement. However, if equity awards are granted in the year Mr. Raspino retires, such awards will be pro-rated for the number of days of employment between the date of grant and the first anniversary of the date of grant.

Death.  The employment agreement contains no provision regarding separation pay or benefit continuation in the event of termination due to death. Under the terms of outstanding equity awards other than performance shares, termination due to death results in immediate vesting, with options remaining exercisable for one year after death. Under the terms of the performance shares granted to the executive, relative total stockholder return will be calculated as of the date of death, and any earned performance shares will be paid within 70 days after the date of death.

Messrs. Toufeeq, Voegele, Looser, Bane and Robert

Under the employment agreements and award agreements of Messrs. Toufeeq, Voegele, Looser, Bane and Robert the executive generally will receive the same benefits as Mr. Raspino with the following exceptions:

(1) In the event of involuntary termination or constructive termination not associated with a change in control and not due to cause, the executive will receive (a) one full year of base salary, (b) an amount equal to the pro-rata actual bonus plus one times the target award under our annual incentive compensation plan for the year of termination and (c) life, health and accident and disability insurance continued for one year or until reemployment, whichever is earlier. In addition, under each of Messrs. Toufeeq’s, Looser’s, Bane’s and Robert’s employment agreements, the executive’s equity awards other than performance shares will vest, with options remaining exercisable for the later of (i) 120 days following the termination or (ii) the date specified by the underlying option agreement, but in no event beyond the maximum option term. Mr. Voegele’s outstanding award agreements provide for such vesting and exercisability. Performance shares will receive the same treatment as described above for Mr. Raspino.

(2) In the event of an involuntary termination or constructive termination within two years, or a voluntary resignation within six months, of a change in control that is not a merger protection change in control, or an involuntary termination or constructive termination within 12 months of a merger protection change in control, the executive will receive (a) two full years of base salary, (b) two times the maximum bonus award under our annual incentive compensation plan for the year of termination and (c) life, health and accident and disability insurance continued for two years or until reemployment, whichever is earlier. In addition, under each of Messrs. Toufeeq’s, Looser’s, Bane’s and Robert’s employment agreements, the executive’s equity awards other than performance shares will vest, with options remaining exercisable for the later of (i) two years after the date of the change in control, (ii) 120 days after the date of the executive’s termination or (iii) the date specified by the underlying option agreement, but in no event beyond the maximum option term. Mr. Voegele’s outstanding award agreements provide for such vesting and exercisability. Performance shares will receive the same treatment as described above for Mr. Raspino.

Noncompete

In addition, the employment agreements provide a noncompete clause of two years for Mr. Raspino, one year for Mr. Voegele and six months for Messrs. Toufeeq, Looser, Bane and Robert after termination (voluntary or involuntary) assuming that it was not due to a change in control. In the event of a change in control, the noncompete clause does not apply.

Supplemental Executive Retirement Plan

We have implemented the SERP to provide specified benefits to certain management and highly compensated employees. Currently, only the named executive officers participate in the SERP. The SERP is an unfunded, deferred compensation arrangement for the Chief Executive Officer and executives proposed for participation by the Chief Executive Officer and approved by the Compensation Committee and who otherwise meet the other requirements of the SERP. The specific provisions of a participant’s benefits are governed by his SERP participation agreement. Each of the named executive officers currently employed by us participates in the SERP. The terms of each executive’s participation agreement is described below.

If the executive’s employment terminates for any reason other than cause on or after his “normal retirement date,” which is the date he attains age 62, then we will make a lump sum payment to him within 60 days of his termination equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for 10 years certain and his lifetime. This normal retirement benefit will not be lower than the minimum normal retirement benefit amount identified in the executive’s SERP participation agreement. If the executive voluntarily terminates his employment with us prior to his normal retirement date but on or after his “early retirement date,” which is the date he has attained age 55 and has completed 15 years of continuous employment with us, then he will be entitled to an early retirement benefit in the form of a lump sum payment within 60 days of his termination equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for 10 years certain and his lifetime, reduced by certain early termination factors based on the number of years from the date of that termination to his normal retirement date. “Final annual pay” for purposes of the benefits calculations with respect to Messrs. Raspino, Looser and Bane means the executive’s base annual salary and target bonus award under our annual incentive compensation plan as in effect on the executive’s last day of active employment. “Final annual pay” for purposes of the benefits calculations with respect to Messrs. Toufeeq, Voegele and Robert means the sum of (1) the executive’s average base annual salary over the five years preceding his last day of active employment and (2) the executive’s target bonus percentage under our annual incentive compensation plan as in effect on the executive’s last day of active employment multiplied by the amount in clause (1) above.

For Mr. Raspino, the foregoing benefits vested in five equal annual installments beginning January 2, 2004. For Messrs. Looser and Bane, the foregoing benefits vest in five equal annual installments beginning January 1, 2006. For Messrs. Toufeeq, Voegele and Robert, the foregoing benefits will fully vest upon the executive’s normal retirement date or, if earlier, his early retirement date and upon a termination by reason of death or disability.

If an executive’s service is terminated by us prior to his normal retirement date other than for cause or by the executive due to certain events including non-renewal or breach by us of his employment agreement or for good reason, then:

•	with respect to Messrs. Raspino, Looser and Bane, (a) the executive’s SERP benefit will immediately vest, (b) three years will be added to the executive’s age and time of service for purposes of determining the executive’s eligibility for and the amount of his early retirement benefit (as of the date hereof, Mr. Raspino is deemed to have met the requirements for an early retirement benefit and Mr. Bane has been deemed to have completed the time of service requirement for an early retirement benefit) and (c) the actuarial equivalent of the normal retirement benefit or early retirement benefit, as applicable, will be paid in a lump sum on the later of the executive’s attainment of age 55 or 60 days after the executive’s termination; and

•	with respect to Messrs. Toufeeq, Voegele and Robert, (a) the executive’s SERP benefit will vest pro rata based on the number of months of service performed between January 1, 2007 (February 20, 2008 with respect to Mr. Toufeeq) and the earlier of the date that would have been his normal retirement date or his early retirement date, as applicable, and (b) we will make a lump sum payment to him equal to the actuarial equivalent of the normal retirement benefit or early retirement benefit, as applicable, subject to reduction for pro rata vesting, on the later of the executive’s attainment of age 55 or 60 days after the executive’s termination.

In addition, with respect to Messrs. Raspino, Looser and Bane, if the executive voluntarily resigns his employment for any other reason prior to attaining the above age and service requirements, his vested benefit under the SERP will be paid on the later of the executive’s attainment of age 55 or 60 days after the executive’s termination using an actuarial equivalent calculation in lieu of early retirement factors. Since Mr. Raspino has attained age 55 and is deemed to have met the service requirement, his vested benefit will be paid 60 days after his termination. Benefit payments may be delayed until six months after termination of employment if required to comply with Section 409A.

If the executive’s employment is terminated by reason of disability, then we will make a lump sum payment to him within 60 days of his termination equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for 10 years certain and his lifetime, reduced by certain early retirement factors based on the number of years from the date of the termination to his normal retirement date and reduced by any employer or government disability benefits. If the executive’s employment is terminated by reason of death, or if the executive dies after termination but prior to his normal retirement date and with a vested right to a benefit under the SERP, his spouse or beneficiary, as applicable, will receive, within 60 days of the date of the executive’s death, the same benefit the executive would have received had the executive terminated his employment on the date of his death.

In addition, in connection with termination of employment with a vested right to a benefit under the SERP, the executive is entitled to receive retiree medical and dental coverage for himself, his spouse and his dependents who were covered under our group health plan as of the date of termination, with such coverage beginning immediately with respect to Messrs. Raspino, Looser and Bane and, with respect to Messrs. Toufeeq, Voegele and Robert, on his normal retirement date or immediately if the executive is terminated after his early retirement date. The coverage will be provided until the later of the death of the executive or his surviving spouse. These benefits will be at least as favorable as the group medical and dental coverage offered to our executive employees. This coverage (i) will be suspended during any period the executive has medical coverage provided by another employer, (ii) with respect to the executive and his spouse (if applicable), will be converted to Medicare Supplement coverage upon becoming eligible for and covered by Medicare and (iii) with respect to his dependents, will terminate at such time as the dependents are no longer eligible for coverage under the terms of our group health plan. Any retiree medical and dental benefits to the executive’s spouse or surviving spouse are available solely to the spouse to whom the executive was married on the date of the executive’s termination of employment. The executive or, if applicable, his surviving spouse will be responsible for the applicable premiums for coverage at the same rate paid by active executive employees but not to exceed the cost of the most comprehensive group medical and dental coverage offered by us. We will reimburse the executive or, if applicable, his surviving spouse for all such premiums within the time limits specified by Section 409A.

If the executive’s employment is terminated within two years after a change in control or one year following a merger protection change in control (each as defined in the executive’s employment agreements), or in the event of a voluntary resignation by the executive within six months (12 months for Mr. Raspino) after a change in control that is not a merger protection change in control, then the executive’s benefit under the SERP will fully vest and:

•	with respect to Messrs. Looser and Bane, in lieu of the lump sum benefit described above, the executive will receive from us a lump sum payment in an amount equal to the greater of his final annual pay at the time of the change in control or his final annual pay at the time of termination, multiplied by five; and

•	with respect to Messrs. Raspino, Toufeeq, Voegele and Robert, the executive will receive from us a lump sum payment in an amount equal to the actuarial present value of the SERP benefit that would have been paid on the first to occur of his early retirement date (as if he remained employed until attainment of his early retirement date, if applicable) or his normal retirement date.

A SERP benefit payable as a result of a change in control will be paid (i) if the change in control meets the requirements described under Section 409A, 60 days after the change in control or (ii) if the change in control does not meet the requirements described under Section 409A, on the later to occur of the executive’s attainment of age 55 or 60 days after the executive’s termination. The SERP benefit payable as a result of a change in control is required to be deposited into a rabbi trust prior to the change in control.

If we terminate the executive’s employment for cause (as defined in the executive’s employment agreement), then he forfeits all rights to any benefits under the SERP.

Potential Payments Table

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2009, given the named executive’s compensation and service levels as of such date and, if applicable, based on the closing price of our common stock on December 31, 2009 of $31.91 per share. In the table below, accelerated stock options, accelerated restricted stock awards, severance payments, SERP payments and tax gross-up payments are expressed as a lump sum payment; medical coverage is expressed as the present value of future payments expected to be made over multiple years; and disability benefits are expressed as the first annual payment amount following termination. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan, subsidized retiree medical benefits, disability benefits and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different than the estimates presented in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the executive’s age. As of December 31, 2009, only Mr. Raspino had satisfied the service and age requirements, and Mr. Bane has satisfied the service requirement, necessary to qualify for benefits upon early retirement, and no executive has attained the age required for a normal retirement benefit. For additional information about benefits due to executives in the event of termination or change in control, see “Compensation Discussion and Analysis — Overview of Compensation — Severance and Change in Control Arrangements.” We have not provided any information with respect to the termination of Mr. Eads as of December 31, 2009, because he was not employed by us on that date.

Event	Raspino	Toufeeq	Voegele	Looser	Bane	Robert

Involuntary Termination Not for Cause and Constructive Termination
Accelerated stock options	$6,710,948	$869,926	$2,243,985	$2,081,542	$1,457,838	$1,441,613
Accelerated restricted stock	8,546,009	2,088,637	2,677,440	2,588,635	1,834,091	1,691,645
Lump sum SERP payments	12,964,217	555,753	537,946	1,569,171	2,202,965	496,731
Medical coverage	364,826	458,865	522,392	595,753	451,186	496,319
Severance payments	3,800,000	765,000	701,250	701,250	563,200	568,000
Voluntary Resignation
Accelerated stock options	$—	$—	$—	$—	$—	$—
Accelerated restricted stock	—	—	—	—	—	—
Lump sum SERP payments(1)	11,273,232	—	—	1,255,337	1,762,372	—
Medical coverage	364,826	—	—	595,753	451,186	—
Death
Accelerated stock options	$6,710,948	$869,926	$2,243,985	$2,081,542	$1,457,838	$1,441,613
Accelerated restricted stock	8,546,009	2,088,637	2,677,440	2,588,635	1,834,091	1,691,645
Lump sum SERP payments(2)	11,273,232	3,082,394	2,510,249	1,569,171	2,202,965	2,180,568
Medical coverage	184,034	251,595	284,299	296,292	220,349	265,482
Disability
Accelerated stock options	$6,710,948	$869,926	$2,243,985	$2,081,542	$1,457,838	$1,441,613
Accelerated restricted stock	8,546,009	2,088,637	2,677,440	2,588,635	1,834,091	1,691,645
Lump sum SERP payments(3)	11,273,232	3,484,354	2,842,993	3,163,374	2,552,546	2,533,203
Medical coverage	364,826	458,865	522,392	595,753	451,186	496,319
Severance payments	3,800,000	765,000	701,250	701,250	563,200	568,000
Disability benefits(4)	120,000	120,000	120,000	120,000	120,000	120,000

Event	Raspino	Toufeeq	Voegele	Looser	Bane	Robert

Termination for Cause
Additional benefits	N/A	N/A	N/A	N/A	N/A	N/A
Change in Control
Accelerated stock options	$6,710,948	$869,926	$2,243,985	$2,081,542	$1,457,838	$1,441,613
Accelerated restricted stock	8,546,009	2,088,637	2,677,440	2,588,635	1,834,091	1,691,645
Change in Control with Involuntary Termination, Constructive Termination or Voluntary Resignation
Accelerated stock options	$6,710,948	$869,926	$2,243,985	$2,081,542	$1,457,838	$1,441,613
Accelerated restricted stock	8,546,009	2,088,637	2,677,440	2,588,635	1,834,091	1,691,645
Lump sum SERP payments	11,273,232	3,077,665	2,504,566	3,506,250	2,816,000	2,184,765
Medical coverage	364,826	458,865	522,392	595,753	451,186	496,319
Severance payments	8,550,000	2,160,000	1,955,000	1,955,000	1,548,800	1,562,000
Tax gross-up payments (280G calculation)	4,634,473	2,635,704	2,315,672	1,949,009	1,289,650	1,814,387
Merger Protection Change in Control with Involuntary Termination or Constructive Termination(5)
Accelerated stock options	$6,710,948	$869,926	$2,243,985	$2,081,542	$1,457,838	$1,441,613
Accelerated restricted stock	8,546,009	2,088,637	2,677,440	2,588,635	1,834,091	1,691,645
Lump sum SERP payments	11,273,232	3,077,665	2,504,566	3,506,250	2,816,000	2,184,765
Medical coverage	364,826	458,865	522,392	595,753	451,186	496,319
Severance payments	8,550,000	2,160,000	1,955,000	1,955,000	1,548,800	1,562,000

(1)	These amounts represent a lump-sum SERP benefit paid at the later of age 55 or 60 days after termination. Messrs. Toufeeq, Voegele and Robert are not entitled to a SERP benefit if they voluntarily terminate except as described in the table above under “Change in Control with Involuntary Termination or Voluntary Resignation.”

(2)	These amounts represent a lump-sum SERP benefit paid to the surviving spouse or beneficiary within 60 days of the executive’s death, based on the same benefit the executive would have received had the executive terminated his employment on the date of his death.

(3)	Upon disability, the SERP benefits would become fully vested, and a lump sum payment of the SERP benefits would be paid within 60 days of termination equal to the actuarial present value of an annual benefit of 50% of final annual pay payable for 10 years certain and his lifetime, reduced by certain early retirement factors based on the number of years from the date of the termination to his normal retirement date and reduced by any employer or government disability benefits.

(4)	Disability benefits consist of long-term disability coverage of 60% of monthly pay after 90 days of disability, up to $10,000 a month.

(5)	Tax gross-up payments will be made only in the event that the merger protection change in control event constitutes a “change in control” for purposes of the applicable tax provision. If this were the case, the tax gross-up payments would be the amounts shown in the table under “Change in Control with Involuntary Termination or Voluntary Resignation.”

Eads Separation

Effective August 10, 2009, at our request, Mr. Eads resigned as Executive Vice President and Chief Operating Officer. Mr. Eads’ resignation is deemed an “involuntary termination” for all purposes, including his employment agreement with us, the SERP and his equity incentive awards. In accordance with the terms of his employment agreement with us, Mr. Eads (i) received a lump sum payment of $1,960,000, which is equal to two full years of his annual salary and two times his target award under our annual incentive plan, (ii) received a pro-rata bonus under our annual incentive plan for the 2009 calendar year, and (iii) is entitled to continued life, health and accident and disability insurance for himself, his spouse and his dependents for two years following the date of his termination at a cost not to exceed the active employee rate for such coverage. Under the terms of the SERP, Mr. Eads (i) received a lump sum cash payment of $2,118,959 in February 2010 and (ii) will become entitled to retiree medical and dental insurance for himself, his spouse and dependents upon attaining age 62, at a cost not exceeding the active employee rate for such coverage. In addition, as a result of his involuntary termination, Mr. Eads’ stock options and restricted stock awards became immediately vested in full, and stock options remained exercisable for 120 days following the date of his termination. Mr. Eads is subject to a noncompete covenant for two years following the date of his termination.

DIRECTOR COMPENSATION

Standard Nonemployee Director Compensation

The Nominating and Corporate Governance Committee periodically reviews the compensation of the board of directors and, from time to time, recommends changes thereto to the full board of directors. The committee uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board of directors.

The annual retainer for the chairman of the board is $180,000 and for each other director who is not an employee of our company is $50,000. We pay a fee of $2,000 for each board and committee meeting attended. For committee meetings, the fee is payable to all nonemployee directors participating, regardless of committee membership, except to a director who is not a member of the committee that does not receive the advance materials, if any, circulated to the committee members. In addition, the chairman of the Audit Committee receives an annual fee of $15,000; the chairman of the Compensation Committee receives an annual fee of $12,000; and the chairman of the Nominating and Corporate Governance Committee receives an annual fee of $10,000. Directors who are employees receive no additional compensation for serving on the board of directors or its committees.

In addition, each nonemployee director has received stock options and restricted stock awards under our 2004 Directors’ Stock Incentive Plan, as determined by the Nominating and Corporate Governance Committee. With respect to awards granted in January 2009 and January 2010, the Nominating and Corporate Governance Committee approved grants of restricted stock unit awards at its regularly scheduled December meeting, with the grants being made on the first trading day of the calendar year. For each of the 2009 and 2010 annual grants, the number of restricted stock units granted to the chairman of the board totaled $232,000 divided by the closing sale price of our common stock on the last trading day of the prior year, and the number of restricted stock units granted to each other nonemployee director who was a director at the time totaled $179,308 and $205,000, respectively, divided by such closing sale price.

For restricted stock awards granted prior to 2008, as long as the recipient continues to serve as a nonemployee director, the restricted stock awards vest with respect to 25% of the shares on each anniversary of the grant date. The restricted stock unit awards granted in 2008, 2009 and 2010 vest immediately. The options granted to nonemployee directors expire 10 years from the date of grant. Each option became exercisable as to 50% of the shares on the first anniversary of the grant date and as to the remaining 50% on the second anniversary of the grant date. Each option provides for adjustments in cases of mergers, stock splits and similar capital reorganizations. Any unvested restricted stock awards and options will fully vest upon a change in control of us, or upon the recipient’s termination of service due to death, disability, resignation in compliance with our corporate governance guidelines or retirement on or after age 75. Upon termination of service for any other reason, any unvested restricted stock awards, restricted stock unit awards and options will be forfeited, although the Nominating and Corporate Governance Committee may provide otherwise upon a termination other than for cause.

Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our non-employee directors for 2009.

				Non-Equity	Nonqualified
	Fees Earned or Paid			Incentive Plan	Deferred	All Other
	in Cash	Stock Awards ($)	Option Awards ($)	Compensation	Compensation	Compensation
Name	($)	(1)(2)	(2)	($)	Earnings	($)(3)	Total ($)

David A. B. Brown	$180,000	$234,700	—	—	—	—	$414,700
Kenneth M. Burke	217,099	205,022	—	—	—	—	422,121
Archie W. Dunham	197,000	205,022	—	—	—	—	402,022
David A. Hager	211,000	205,022	—	—	—	—	416,022
Francis S. Kalman	192,000	205,022	—	—	—	—	397,022
Ralph D. McBride	172,929	205,022	—	—	—	—	377,951
Robert G. Phillips	187,000	205,022	—	—	—	—	392,022

(1)	The amounts in this column represent the grant date fair value of restricted stock awards granted for 2009 in accordance with ASC Topic 718. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of these awards is calculated using the closing price of our common stock on the date of grant. In January 2010, the chairman of the board was granted 7,271 restricted stock units and each other eligible director was granted 6,425 restricted stock units, with a grant date fair value of $31.91 per share. In addition, in May 2009, Mr. Brown was granted 126 restricted stock units with a grant date fair value of $21.29 per share. Such additional grant was made to compensate Mr. Brown for an additional $2,000 of grant value he should have received in connection with his January 2009 grant that was not initially awarded due to administrative error. For additional information, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009.

(2)	The aggregate number of restricted stock awards and the aggregate number of option awards outstanding at December 31, 2009 were as follows:

	Restricted
Name	Stock Awards	Stock Options

David A. B. Brown	2,040	72,642
Kenneth M. Burke	1,360	18,013
Archie W. Dunham	2,040	25,304
David A. Hager	—	10,722
Francis S. Kalman	2,040	25,304
Ralph D. McBride	2,040	57,792
Robert G. Phillips	—	10,722

(3)	This column excludes a stock dividend paid on restricted stock awards in connection with our spin-off of Seahawk Drilling, Inc. on August 24, 2009. The dividend was paid in shares of Seahawk common stock. The amount of the dividend, valued on the date of the spin-off using the volume weighted average price of a share of Seahawk common stock of $26.33, was as follows: Mr. Brown — $3,581; Mr. Burke — $2,388; Mr. Dunham — $3,581; Mr. Kalman — $3,581; and Mr. McBride — $3,581. For additional information, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2009. The table does not include the additional shares issuable under our proposed amendment to our Employee Stock Purchase Plan or our proposed amendment and restatement of our 2007 Long-Term Incentive Plan, as described below, which are subject to stockholder approval at the annual meeting.

Number of
Securities to be
	Issued upon	Weighted Average	Number of
	Exercise of	Exercise Price of	Securities
	Outstanding	Outstanding	Remaining
	Options, Warrants	Options, Warrants	Available for
Plan Category(1)	and Rights	and Rights	Future Issuance

Equity compensation plans approved by security holders(2)	3,129,288	$22.78	5,662,609 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,129,288	$22.78	5,662,609

(1)	Excludes options to purchase 18,761 shares of our common stock, at a weighted average exercise price of $21.69, granted under equity compensation plans of Marine Drilling Companies, Inc. assumed in connection with our September 2001 acquisition of Marine. Upon consummation of the acquisition, all outstanding options to purchase Marine common stock were converted into options to purchase our common stock. No additional awards may be granted under these plans.

(2)	Consists of the Employee Stock Purchase Plan, the 1998 Long-Term Incentive Plan, the 1993 Directors’ Stock Option Plan, the 2004 Directors’ Stock Incentive Plan and the 2007 Long-Term Incentive Plan.

(3)	As of December 31, 2009, the plans with securities remaining available for future issuance consisted of the Employee Stock Purchase Plan, the 2004 Directors’ Stock Incentive Plan and the 2007 Long-Term Incentive Plan. As of December 31, 2009, 88,888 shares remained available for issuance under the 2004 Directors’ Stock Incentive Plan with respect to awards (other than outstanding awards) and could be issued in the form of stock options, stock appreciation rights, stock awards and stock units. In 2010, we have issued an additional 45,821 awards under the plan in the form of restricted stock units. As of December 31, 2009, after giving effect to the issuance in January 2010 with respect to the 2009 plan year, 39,079 shares remained available for issuance under the Employee Stock Purchase Plan. These shares could be issued only in the form of shares of our common stock. As of December 31, 2009, 5,534,642 shares remained available for issuance under the 2007 Long-Term Incentive Plan with respect to awards (other than outstanding awards) and could be issued in the form of stock options, stock appreciation rights, stock awards and stock units. In 2010, we have issued an additional 1,330,379 awards under the plan in the form of performance shares, restricted stock units and stock options. As of February 28, 2010, 24,283 shares have been cancelled and returned to the 2007 Long-Term Incentive Plan. In addition, if stockholders approve the amendment and restatement of the 2007 Long-Term Incentive Plan, the shares of common stock remaining available for awards under the 2004 Directors’ Stock Incentive Plan will be added to the shares available for issuance under the amendment and restatement of the 2007 Long-Term Incentive Plan, and no further awards will be made under the 2004 Directors’ Stock Incentive Plan after May 20, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Kalman (Chairman), Burke, Hager and Phillips. The Audit Committee’s purpose is to assist the board in overseeing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independence, qualifications and performance of our independent auditors and (4) the performance of our internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934 and New York Stock Exchange listing standards.

Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements and issuing a report thereon. Accordingly, the Audit Committee’s responsibility is one of oversight. In this context, the Audit Committee discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Communication with Audit Committees. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee also discussed with KPMG its independence from us and received from KPMG the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. This discussion and disclosure informed the Audit Committee of the independence of KPMG and assisted the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of services by KPMG not related to the audit of our financial statements and to the review of our interim financial statements is compatible with maintaining the independence of KPMG. Finally, the Audit Committee reviewed and discussed our audited financial statements with our management, our internal auditors and KPMG. Our management informed the Audit Committee that our audited financial statements had been prepared in accordance with accounting principles generally accepted in the United States.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors, and the board has approved, that these audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Respectfully submitted,

Francis S. Kalman, Chairman
Kenneth M. Burke
David A. Hager
Robert G. Phillips

APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN
(Item 2 on Proxy Card)

Description of the Proposal

Our board of directors has approved an amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 900,000 shares. The board is requesting stockholders to approve the amendment.

The purpose of the plan is to encourage and assist our employees to acquire an equity interest in our company through the purchase of shares of common stock, and the plan is designed to qualify for the favorable U.S. tax treatment afforded by Section 423 of the Internal Revenue Code. Our board of directors believes the plan is achieving its purpose and desires to have sufficient shares authorized for issuance under the plan to continue participation by our employees. The plan originally authorized the issuance of a total of 500,000 shares, and stockholders approved adding 600,000 shares to the plan in 2006. We issued an aggregate of 202,125 shares in July 2009 and January 2010 with respect to plan year 2009 and currently have 39,079 authorized shares remaining for issuance under the plan. Accordingly, based on current enrollment, we do not believe we would have a sufficient number of shares available during the current plan year to meet the participants’ purchase needs. The plan was approved by our board of directors and stockholders in 1996 and will terminate after all common stock covered by the plan has been purchased, unless terminated earlier by the board of directors.

Principal Provisions of the Employee Stock Purchase Plan

Under the plan, all of our employees (a) who are customarily employed for at least 20 hours per week for more than five months in a calendar year; and (b) who do not own, or hold options to acquire, 5% or more of the total combined voting power or value of our common stock are eligible to participate in the plan. As of January 1, 2010, approximately 1,510 of our employees were eligible to participate. Participants in the plan may purchase shares of common stock through payroll deductions on an after-tax basis over a six month period beginning on January 1 and ending on the following June 30 or beginning on July 1 and ending on the following December 31 (a “Purchase Period”) during the term of the plan. A participant’s right to participate in the plan terminates immediately when a participant ceases to be employed. An employee may elect to participate in the plan as of any January 1 or July 1 following the date he or she first becomes eligible under the plan. A participant may elect to make contributions each pay period in an amount not less than the greater of $10 or 1% of his or her compensation, subject to an annual limitation equal to 10% of his or her compensation or such other amount established by the Compensation Committee (which administers the plan). No participant, however, may purchase more than 5,000 shares during any Purchase Period nor may a participant purchase shares during a calendar year in excess of the “maximum share limitation.” The maximum share limitation is the number of shares derived by dividing $25,000 by the fair market value (equal to the average of the high and low sales price per share of our common stock on the New York Stock Exchange on the applicable date) of the common stock determined as of the first trading day of the Purchase Period. The contributions are held in trust during a Purchase Period, and interest is credited back to us for administrative fees related to the plan. Unless a participant elects otherwise, the dollar amount in the participant’s account at the end of the Purchase Period is then used to purchase as many whole shares of common stock as the funds in his or her account will allow, subject to the limitations described above. The purchase price for the stock will be 85% of the lesser of (1) its fair market value on the first trading day of the Purchase Period or (2) its fair market value on the last trading day of the Purchase Period. Any dollars remaining in the participant’s account are refunded to the participant through our payroll. If the participant elects not to purchase common stock at the end of the Purchase Period, such participant receives a return of his or her payroll deductions during the Purchase Period plus the interest that has accrued on such deductions. Any dividends on shares held in a participant’s account are credited to his or her account.

A participant may elect to withdraw his or her entire contributions for the current year from the plan at any time prior to the purchase of common stock. Any participant who so elects receives his or her entire account balance, including interest and dividends, if any. A participant who suspends his or her payroll deductions or withdraws contributions cannot resume participation in the plan during that Purchase Period and must re-enroll in the plan in order to participate in the next Purchase Period. A participant may elect to withdraw or sell whole shares held in his or her account at any time. In the event of a participant’s death, amounts credited to that participant’s account, including interest and dividends, if applicable, are paid in cash and a certificate for any shares will be delivered to that participant’s designated beneficiaries or other legal representative.

The board of directors generally may amend or terminate the plan at any time. Approval of our stockholders must be obtained for any amendment to the plan (1) if and to the extent required to continue the exemption provided for under Rule 16b-3 under the Securities Exchange Act of 1934 and (2) if required under Section 423 of the Internal Revenue Code. Section 423 of the Internal Revenue Code currently requires stockholder approval of a plan amendment that would (a) change the number of shares subject to the plan or (b) change the class of employees eligible to participate in the plan. The listing standards of the New York Stock Exchange also require stockholder approval of material revisions to the plan.

The shares to be issued under the plan may be authorized but unissued shares or previously issued shares that have been reacquired and are held by us. On March 31, 2010, the last reported sales price of our common stock on the New York Stock Exchange was $30.11 per share.

U.S. Federal Income Tax Consequences

The following is a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of the shares purchased under the plan. The discussion is general in nature and does not take into account a number of considerations that may apply based on the circumstances of a particular participant under the plan, including the possibility that a participant may not be subject to U.S. federal income taxation.

The plan is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the Internal Revenue Code. A participant under the plan is not subject to U.S. federal income taxation when shares are purchased under the plan, even though such shares are purchased at 85% of the lesser of the fair market value on the first trading day of the calendar year or the fair market value on the last trading day of the calendar year. A participant, however, will recognize taxable ordinary income upon disposition of the shares acquired under the plan if such shares are disposed of in a “disqualifying disposition,” which is a disposition of the shares before the later of (1) two years from the date a right to purchase stock was issued under the plan or (2) 18 months from the date that shares acquired under the plan were transferred to the participant. This taxable income will be recognized in the year of the disqualifying disposition and will equal the amount by which the fair market value of the shares on the purchase date exceeds the purchase price of the shares, but in no event will the income recognized exceed the sales proceeds for such shares reduced by the purchase price for such shares. Any additional gain or loss recognized on the disqualifying disposition of the shares will be short-term or long-term capital gain or loss, depending on the length of time the participant has held the shares after the exercise of the purchase right. If a participant sells or otherwise disposes of his or her shares after the above holding period so that there is no disqualifying disposition or in the event of a participant’s death (whenever occurring), the participant (or the participant’s estate in the event of death) would realize ordinary income, in the year of the qualifying disposition, equal to the lesser of (1) the excess of the fair market value of the shares at the time of the disposition over the purchase price or (2) the excess of the fair market value of the shares at the time the purchase right was granted over the purchase price. Any additional gain or loss recognized on the qualifying disposition of the shares will be long-term capital gain or loss. If a participant sells the shares acquired under the plan, assuming there is no disqualifying disposition, any difference between the amount realized in the sale and the participants’ tax basis in the shares (which would include any ordinary income recognized with respect to the shares) is taxed as long-term or short-term capital gain or loss, provided the shares are held as a capital asset on the date of sale, and depending on the participant’s holding period for the shares.

We are entitled to a deduction for U.S. federal income tax purposes for dispositions of shares acquired by a participant in the plan only to the extent that the participant realizes ordinary income as a result of a disqualifying disposition of shares acquired under the plan. Any such deduction is subject to the limitations of Section 162(m) of the Internal Revenue Code.

Plan Benefits

Since participation in the plan is voluntary and we are unable to predict the future value of our common stock, we cannot currently determine the benefits or amounts that will be received in the future by any person or group under the plan. The following table presents the dollar value of contributions under the plan for Purchase Periods in 2009 and the number of shares purchased in June and December 2009 with respect to those contributions by our chief executive officer, the other named executive officers, the current executive officers as a group and all employees as a group, including all current officers who are not executive officers.

	Dollar	Number of
Name and Position	Value	Shares

Louis A. Raspino	$21,231	1,243
President and Chief Executive Officer and Director
Imran Toufeeq	$20,748	1,195
Senior Vice President — Operations, Asset Management, and Engineering
Brian C. Voegele	$—	—
Senior Vice President and Chief Financial Officer
W. Gregory Looser	$2,680	156
Senior Vice President and Chief Administrative Officer
Lonnie D. Bane	$7,298	425
Senior Vice President — Human Resources and Administration
Kevin C. Robert	$2,680	156
Senior Vice President — Marketing and Business Development
Rodney W. Eads(1)	$10,610	710
All current executive officers as a group	$65,247	3,885
All non-executive officers and employees as a group	$3,411,073	198,240

(1)	Mr. Eads separated from our company in August 2009.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the approval of the plan amendment requires the affirmative vote of at least a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote, provided that the total votes cast on the proposal (including abstentions) represent a majority of the shares of our common stock entitled to vote on the proposal. Broker non-votes will be treated as not present and not entitled to vote with respect to the proposal. Accordingly, broker non-votes will not affect the outcome of the voting on the proposal, except that they could prevent the total votes cast with respect to the proposal from representing a majority of the shares entitled to vote on the proposal, in which event the plan amendment would not be approved. Your board of directors recommends a vote “FOR” such approval.

APPROVAL OF AMENDMENT AND RESTATMENT OF 2007 LONG-TERM INCENTIVE PLAN
(Item 3 on Proxy Card)

Our 2007 Long-Term Incentive Plan was approved in 2007 to reward certain officers and employees by providing for certain cash benefits and by enabling them to acquire shares of our common stock. Our board of directors has approved an amendment and restatement of our 2007 Long-Term Incentive Plan to, among other things, (1) expand the class of eligible participants to include directors, (2) increase the number of shares of common stock reserved for issuance under the plan by 400,000 shares, (3) add to the plan the shares of common stock remaining available for awards under the 2004 Directors’ Stock Incentive Plan, (4) limit the number of shares of common stock that may be granted to any employee following the effective date of the amendment and restatement to 2,000,000 shares and (5) make share-counting and other changes relating to the administration of the plan. The board is requesting stockholders to approve the amendment and restatement of our 2007 Long-Term Incentive Plan, a copy of which is attached to this proxy statement as Appendix A. If the amendment and restatement is approved by stockholders, no further awards will be made under the 2004 Directors’ Stock Incentive Plan after May 20, 2010.

Status of Our Equity Compensation Plans

As of February 28, 2010, we had 3,424,172 options outstanding, with a weighted-average exercise price of $24.01 and a weighted-average remaining term of 7.26 years, outstanding under all of our equity compensation plans (consisting of the 2007 Long-Term Incentive Plan, the 2004 Directors’ Stock Incentive Plan, the expired 1998 Long-Term Incentive Plan, the expired 1993 Directors’ Stock Option Plan, the expired Marine Drilling 2001 Stock Incentive Plan, and the expired Marine Drilling Companies, Inc. 1995 Non-Employee Directors’ Plan but excluding the Employee Stock Purchase Plan (collectively, the “Prior Plans”)). In addition, we had 2,431,793 awards of restricted stock and restricted stock units outstanding under the Prior Plans.

As of February 28, 2010, 4,271,613 shares remained available for awards under the Prior Plans, including 4,228,546 under the 2007 Long-Term Incentive Plan and 43,067 shares under the 2004 Directors’ Stock Incentive Plan. If the amendment and restatement of the 2007 Long-Term Incentive Plan is approved by stockholders, the 43,067 shares available for grant under the 2004 Directors’ Stock Incentive Plan will be added to the Amended and Restated 2007 Long-Term Incentive Plan along with an additional 400,000 newly authorized shares. Assuming the amendment and restatement is approved, the total shares available for future grant as of February 28, 2010 would be 4,671,613, subject to the adjustment provisions described below.

Description of the Plan

The following is a summary of the material terms of the amended and restated plan and is qualified in its entirety by reference to the complete text of the amended and restated plan.

Objectives.  The plan is designed to attract and retain our directors, officers and employees, to encourage the sense of proprietorship of such directors, officers and employees and to stimulate the active interest of such persons in our development and financial success. These objectives are to be accomplished by making awards under the plan and thereby providing participants with a proprietary interest in our growth and performance.

Eligibility.  All of our employees are eligible for employee awards under this plan. All of our directors are eligible for director awards under this plan. Any individual who is both an employee and a director shall be eligible only for employee awards under the plan. Employees and directors will be selected as participants in the plan from time to time by the grant of awards.

Shares Available for Awards.  Under the plan, a total of 8,809,471 shares of common stock will be available for awards granted, wholly or in part, in common stock (including rights or options which may be exercised for or settled in common stock), which includes the original 8,366,404 reserved shares (as adjusted for the spin-off of Seahawk Drilling, Inc.) plus 400,000 newly authorized shares that will be added to the plan plus 43,067 shares from the 2004 Directors’ Stock Incentive Plan. Effective March 24, 2010, the number of shares available for awards under the plan will be increased by the number of shares (1) that are the subject of awards under the plan or Prior Plans that are forfeited, terminated or expire unexercised, (2) that are tendered, deducted from an award or surrendered in connection with the exercise of an option or stock appreciation right under the plan or Prior Plans, and (3) that are deducted from a payment to meet tax withholding obligations on awards granted under the plan or Prior Plans.

No employee may be granted employee awards exercisable for more than 2,000,000 shares of common stock after the effective date of the amendment and restatement of the plan and during the term of the plan or awarded cash pursuant to cash awards in excess of $7,000,000 during any calendar year.

The board of directors may make certain adjustments in the event of any subdivision or consolidation of outstanding shares of common stock or declaration of a dividend payable in shares of common stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of common stock, our consolidation or merger with another corporation or entity or our adoption of a plan of exchange affecting the common stock or any distribution to holders of common stock of securities or property (other than normal cash dividends or dividends payable in common stock).

Other than for adjustments as described above, the terms of an option or stock appreciation right may not be amended to reduce the grant price, and outstanding options or stock appreciation rights may not be cancelled in exchange for cash, other awards or options or stock appreciation rights with a lower grant price, without prior stockholder approval.

Administration.  The plan and all employee awards granted under the plan will be administered by the Compensation Committee. The Nominating and Corporate Governance Committee will grant director awards and administer the plan with respect to director awards. For purposes of this description of the plan, “Committee” refers to the appropriate committee that administers the award being discussed. The Committee and the board of directors will have full and exclusive power to interpret the plan and to adopt such rules, regulations and guidelines for carrying out the plan as they may deem necessary or proper, all of which powers shall be exercised in our best interests and in keeping with the objectives of the plan. Any decisions of the Committee and the board of directors in the interpretation and administration of the plan will lie within their sole and absolute discretion and will be final, conclusive and binding on all parties concerned. The Committee may delegate to our senior officers certain duties under the plan, except that the Committee may not delegate to any person the authority to grant awards to participants who are directors or who are subject to Section 16 of the Securities Exchange Act of 1934.

Employee Awards.  At the discretion of the Committee, employee awards may be in the form of (1) options, representing rights to purchase a specified number of shares of common stock at a specified price, (2) stock appreciation rights, representing rights to receive a payment, in cash or common stock, equal to the excess of the fair market value or other specified value of a number of shares of common stock on the rights’ exercise date over a specified strike price, (3) restricted or unrestricted awards of common stock, (4) restricted units denominated in common stock, (5) grants denominated in cash and (6) grants of awards subject to the attainment of one or more performance goals. The Committee will determine the type or types of awards to be made to each participant under the plan and the terms, conditions and limitations applicable to each such award. Each employee award will be embodied in an award agreement containing such terms, conditions and limitations as determined by the Committee in its sole discretion. An employee award agreement may include provisions for the repurchase by us of common stock acquired pursuant to the plan and the repurchase of a participant’s option rights under the plan.

The following is a brief description of these awards:

1. Stock Options. An employee award may consist of a right to purchase a specified number of shares of common stock at a price specified by the Committee in the award agreement or otherwise. A stock option may be in the form of an incentive stock option, which in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Internal Revenue Code, or in the form of a non-qualified stock option. The option price will not be less than the fair market value of our common stock on the date of grant. Payment of the option price may be made (i) in cash, (ii) in shares of common stock, (iii) by withholding shares otherwise issuable with respect to the award (a “net settlement”), (iv) by surrendering all or part of an award, valued at fair market value (as defined in the plan) on the date of exercise, (v) by use of the proceeds to be received from the sale of stock issuable pursuant to the award (a “cashless” or “broker-assisted” exercise), or (vi) any combination thereof, as determined by the Committee.

The Committee is authorized to permit payment to be made by successive exercises by the participant. Certain restrictions may apply in the event shares of restricted stock are tendered as consideration for the exercise of a stock option. No stock options granted under the plan will have a term of more than 10 years from the grant date.

2. Stock Appreciation Rights. A stock appreciation right, or SAR, consists of a right to receive a payment, in cash or common stock, equal to the excess of the fair market value or other specified valuation of a specified number of shares of common stock on the date the SAR is exercised over a specified strike price as set forth in the award agreement. The strike price will not be less than the fair market value of our common stock on the date of grant; the term will not be greater than 10 years from the date of grant. The Committee is authorized to determine the terms and conditions of SAR grants, subject to certain limitations.

3. Stock Awards. A stock award granted to an employee may consist of common stock and may be subject to conditions established by the Committee and set forth in the award agreement. Such conditions may include continuous service with us and our subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Any stock award that is not subject to performance criteria will have a minimum restriction period of three years from the date of grant, and any award that is subject to performance criteria will have a minimum restriction period of one year from the date of grant. However, the Committee may provide for earlier vesting upon a change in control or a participant’s termination of employment by reason of death, disability or retirement; the three-year or one-year minimum restriction period, as applicable, will not apply to a stock award that is granted in lieu of salary or bonus; and vesting of a stock award may occur incrementally over the three-year or one-year minimum restriction period, as applicable. The Committee may provide for earlier vesting upon appropriate events as determined by the Committee provided that the aggregate number of shares subject to awards providing for such earlier vesting does not exceed 5% of the shares authorized under the plan. Stock awards may be based on fair market value or other specified valuations. The certificates evidencing shares of common stock issued in connection with a stock award may contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

4. Restricted Stock Units. Restricted stock units, or RSUs, may be subject to terms and conditions determined by the Committee, including the restriction period and any right to dividend equivalents. Any RSU granted to an employee that is not subject to performance criteria will have a minimum restriction period of three years from the date of grant, and any award that is subject to performance criteria will have a minimum restriction period of one year from the date of grant. However, the Committee may provide for earlier vesting upon a change in control or a participant’s termination of employment by reason of death, disability or retirement; the three-year or one-year minimum restriction period, as applicable, will not apply to a stock award that is granted in lieu of salary or bonus; and vesting of a stock award may occur incrementally over the three-year or one-year minimum restriction period, as applicable. The Committee may provide for earlier vesting upon appropriate events as determined by the Committee provided that the aggregate number of shares subject to awards providing for such earlier vesting does not exceed 5% of the shares authorized under the plan.

5. Cash Awards. The Committee may also provide for cash awards, with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee and set forth in the employee award agreement, including continuous service with us, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

6. Performance Awards. A performance award consists of a right to receive an option, SAR, stock award or cash award subject to the attainment of one or more performance goals. Performance awards may be qualified or unqualified under the Internal Revenue Code. The performance goals for qualified awards are set forth in the plan and may include one or more of the following:

•	stock price measure (including but not limited to growth measures and total stockholder return);

•	earnings per share;

•	earnings before interest, taxes, depreciation, and amortization, or EBITDA;

•	economic value added;

•	net income measures (including but not limited to income after capital costs and income before or after taxes);

•	operating income;

•	cash flow measures;

•	return measures (including but not limited to return on capital employed, return on equity, return on investment and return on assets);

•	operating measures (including but not limited to productivity, efficiency and scheduling measures);

•	expense targets (including but not limited to finding and development costs and general and administrative expenses);

•	margins;

•	revenue or sales; and

•	corporate value measures (including but not limited to diversity commitment, ethics compliance, and environmental safety).

Director Awards.  At the discretion of the Committee, director awards may be in the form of (1) non-qualified stock options (but not incentive stock options), (2) stock appreciation rights, (3) restricted or unrestricted awards of common stock, and (4) restricted units denominated in common stock. Any options granted to directors may not have an option price that is less than fair market value on the date of grant, and any stock appreciation rights granted to directors may not have a strike price that is less than fair market value on the date of grant. The term of an option or stock appreciation right granted to a director may not exceed 10 years. The Committee will determine the type or types of awards to be made to each director under the plan and the terms, conditions and limitations applicable to each such award. These awards may be granted singly, in combination, or in tandem. Each director award will be embodied in an award agreement containing such terms, conditions and limitations as determined by the Committee in its sole discretion. Directors awards are subject to the terms and provisions described for the awards under “Employee Awards” above, except that stock awards and restricted stock unit awards to directors are subject to a minimum one-year vesting period as opposed to the minimum three-year vesting period applicable to those types of employee awards.

Payment of Awards; Deferral.  Generally, payment of awards may be made in the form of cash or common stock or combinations thereof and may include such restrictions as the Committee determines including, in the case of common stock, restrictions on transfer and forfeiture provisions. The Committee may, in its discretion, permit selected participants to elect to defer payments (i.e., in the form of installment payments or a future lump sum payment) of some or all types of awards in accordance with procedures established by the Committee. The Committee may also permit the exercise or purchase of awards by use of the proceeds to be received from the sale of common stock issuable pursuant to an award.

Tax Withholding.  We have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of cash or shares of common stock, an appropriate amount of cash or number of shares of common stock or a combination thereof for payment of taxes or to take any such other action as may be necessary in our opinion to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to us of shares of common stock.

Assignability.  Generally, no award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and during the lifetime of a participant, any award shall be exercisable only by him. Nevertheless, subject to the approval by the Committee in its sole discretion, all or a portion of the awards granted to a participant under the plan that are not intended to be incentive stock options may be transferable by the participant, to the extent specified in such approval, to (1) the children or grandchildren of the participant, (2) a trust or trusts for the exclusive benefit of such immediate family members or (3) a partnership or partnerships in which such immediate family members have at least 99% of the equity, profit and loss interests; provided that the award agreement pursuant to which such awards are granted must expressly provide for transferability in a manner consistent with the plan.

Change in Control.  The occurrence of a “change in control” of us may result in acceleration of the vesting and exercisability of, and lapse of restrictions with respect to, all awards granted under the plan. For purposes of this provision, a “change in control” means, and will be deemed to have occurred on the date of the first to occur of any of the following:

•	a change in control of us of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or Item 5.01 of Form 8-K under the Securities Exchange Act of 1934 as in effect on the date of the plan, or if neither item remains in effect, any regulations issued by the SEC pursuant to the Exchange Act which serve similar purposes;

•	any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of our securities representing 20% or more of the combined voting power of our then-outstanding securities;

•	the individuals who were members of the board of directors immediately prior to a meeting of our stockholders involving a contest for the election of directors do not constitute a majority of the board of directors following such election;

•	we have merged into or consolidated with another corporation, or merged another corporation into us, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by our former stockholders prior to such merger or consolidation; or

•	we have sold, transferred or exchanged all or substantially all of our assets to another corporation or other entity or person.

Notwithstanding the above, the acceleration of vesting and exercisability of unmatured awards is limited to the extent necessary to avoid imposition of the golden parachute excise tax under Section 4999 of the Internal Revenue Code, unless contrary provisions are contained in the related award agreement or in any other agreement with the participant.

Amendment.  The board of directors may amend, modify, suspend or terminate the plan for the purpose of meeting or addressing any changes in legal requirements or for any other lawful purpose, except that (1) no amendment or alteration that would impair the rights of any participant under any award previously granted to such participant may be made without such participant’s consent and (2) no amendment or alteration will be effective prior to approval by our stockholders to the extent such approval is determined by the board to be required by applicable laws, regulations or stock exchange requirements.

Effective Date; Term.  If the amendment and restatement of the plan is approved by stockholders at the annual meeting, the plan will become effective as of the date of the annual meeting and will expire on the date that is the tenth anniversary of such stockholder approval. If not approved, the plan, as amended and restated, will cease to be effective, and all grants under the plan will continue to be governed by the terms of the plan in effect immediately prior to the amendment and restatement. The plan may be terminated at any time by the board of directors by a majority vote.

Certain Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular employee or director. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

Options and SARs.  The Internal Revenue Code provides that a participant receiving a non-qualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a non-qualified option to the extent that the fair market value of the common stock on the date of exercise exceeds the option price. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a non-qualified option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for us.

The grant of an incentive stock option does not result in taxable income to an employee. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Internal Revenue Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the employee. In addition, if the employee does not dispose of the common stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the employee’s hands. The statutory holding period lasts until the later of (i) two years from the date the incentive stock option is granted or (ii) one year from the date the common stock is transferred to the employee pursuant to the exercise of the option.

If the employment and statutory holding period requirements for an incentive stock option are satisfied, we may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the common stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the employee is the lesser of (i) the fair market value of the common stock on the date of exercise minus the incentive stock option price or (ii) the amount realized on disposition minus the incentive stock option price. Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the employee’s hands. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, in the case of a disqualifying disposition, we are entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the employee.

The exercise of an option through the exchange of previously-acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an incentive stock option and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior incentive stock option was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of an option through the exchange of non-disqualified shares.

If an optionee exercises an option through the cashless exercise method by authorizing a broker designated by us to sell a specified number of the shares to be acquired through the option exercise having a market value equal to the sum of the option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of option shares, followed immediately by a sale of the cashless shares by the optionee. In the case of an incentive stock option, the cashless exercise method would result in the cashless shares becoming disqualified shares and taxed in a manner described above for disqualified shares.

In the case of a non-qualified option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining option shares as discussed above relating to non-qualified options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.

A participant will not realize taxable income upon the grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price (if any) he or she paid for the shares. The participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR that equals the fair market value of such shares on the date of exercise. We are entitled to a deduction in an amount equal to the income recognized by the participant upon the exercise of an SAR.

Restricted Stock and Restricted Stock Units.  Generally, a participant will not recognize any taxable income upon the award of restricted stock or restricted stock units. At the time the restrictions expire or when the participant receives the payment for the restricted stock or restricted stock units, the fair market value of shares of common stock or the amount of any cash received in payment for such awards generally is taxable compensation to the participant taxed as ordinary income.

Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the participant. A participant makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the participant. If a Section 83(b) election is properly made, the participant will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, by the participant for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss, assuming that the shares represent a capital asset in the hands of the participant.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the plan.

Cash Awards and Stock Awards.  A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the participant to draw upon, and, subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will have a corresponding deduction for federal income tax purposes. A participant will recognize ordinary compensation income upon receipt of an unrestricted stock award equal to the fair market value of common stock received, and we will have a corresponding deduction for federal income tax purposes.

Parachute Payments.  The exercisability of an option or a stock appreciation right, the payment of a stock award, restricted stock unit award or cash award or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. We will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

Certain Tax Code Limitations on Deductibility.  Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers other than the chief financial officer who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by stockholders. We have structured the plan so that resulting compensation can be designed to qualify as performance-based compensation. To allow us to qualify the compensation, we are seeking stockholder approval of the plan and the material terms of the performance goals related to awards intended to qualify as performance-based compensation.

Section 409A.  It is intended that any awards granted under this plan satisfy the requirements of Section 409A of the Internal Revenue Code to avoid imposition of applicable taxes thereunder and that the plan be operated in a manner consistent with such intent.

THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE PLAN IS NOT COMPLETE, AND WE RECOMMEND THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE.

Plan Benefits

Any future awards granted to directors, executive officers and non-executive officer employees under the plan, as amended and restated, are subject to the discretion of the Committee and, therefore, are not determinable at this time. The following table presents the number of shares of our common stock subject to stock options, the number of restricted stock awards and the aggregate grant date fair value of such awards granted under the plan during 2009 to our chief executive officer, the other named executive officers, the current executive officers as a group, all non-executive officers and employees as a group and all non-employee directors as a group. The grants made to our non-employee directors were made under the 2004 Directors’ Stock Incentive Plan.

			Aggregate
	Stock	Restricted	Grant Date
Name and Position	Options	Stock Awards	Fair Value(1)

Louis A. Raspino	396,719	147,580	$4,617,786
President and Chief Executive Officer and Director
Imran Toufeeq	51,745	38,499	$918,008
Senior Vice President — Operations, Asset Management, and Engineering
Brian C. Voegele	135,833	50,530	$1,581,087
Senior Vice President and Chief Financial Officer
W. Gregory Looser	125,052	46,520	$1,455,607
Senior Vice President and Chief Administrative Officer
Lonnie D. Bane	86,243	32,083	$1,003,874
Senior Vice President — Human Resources and Administration
Kevin C. Robert	86,243	32,083	$1,003,874
Senior Vice President — Marketing and Business Development
Rodney W. Eads	189,735	65,824	$2,158,420
All current executive officers as a group	881,835	347,295	$10,580,239
All non-executive officers and employees as a group	201,986	1,421,625	$21,925,417
All non-employee directors as a group	—	81,845	$1,439,303

(1)	These amounts represent the full fair value of stock options and restricted stock awards as calculated under ASC Topic 718. For the relevant assumptions used to determine the valuation of our awards, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the approval of the amendment and restatement of the plan requires the affirmative vote of at least a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote, provided that the total votes cast on the proposal (including abstentions) represent a majority of the shares of common stock entitled to vote on the proposal. Broker non-votes will be treated as not present and not entitled to vote with respect to the proposal. Accordingly, broker non-votes will not affect the outcome of the voting on the proposal, except that they could prevent the total votes cast with respect to the proposal from representing a majority of the shares entitled to vote on the proposal, in which event the plan would not be approved. Your board of directors recommends a vote “FOR” approval of the amendment and restatement of the plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item 4 on Proxy Card)

KPMG LLP has been appointed by the Audit Committee as the independent registered public accountant firm for us and our subsidiaries for the year ending December 31, 2010. This appointment is being presented to the stockholders for ratification. Representatives of KPMG are expected to be present at the annual meeting and will be provided an opportunity to make statements if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the ratification of the appointment of KPMG requires the affirmative vote of at least a majority of the votes cast on the matter. Your board of directors recommends a vote “FOR” such ratification.

If the stockholders fail to ratify the appointment of KPMG as our independent registered public accounting firm, it is not anticipated that KPMG will be replaced in 2010. Such lack of approval will, however, be considered by the Audit Committee in selecting our independent registered public accounting firm for 2011.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2009 and 2008, respectively, and fees billed for other services rendered by KPMG LLP during those periods.

	2009	2008
	(In thousands)

Audit Fees(1)	$3,979	$4,266
Audit-Related Fees(2)	1,022	1,928
Tax Fees(3)	302	264
All Other Fees	—	—

Total	$5,303	$6,458

(1)	Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and subsidiary audits, and services normally provided by the independent registered public accountant in connection with statutory and regulatory filings. Audit Fees also include the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

(2)	Audit-Related Fees consisted of fees for audit-related services, which primarily related to audit services for our divestiture transactions.

(3)	Tax Fees consisted of fees for tax services, which related to services for tax compliance, tax planning, tax advice (including tax return preparation) and refund claims, assistance with tax audits and appeals and advice related to mergers and acquisitions.

The Audit Committee preapproves all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. All services provided by our independent public accounting firm in 2009 and 2008 were preapproved by the Audit Committee.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2011 Annual Meeting

To be included in the proxy materials for the 2011 annual meeting, stockholder proposals that are submitted for presentation at that annual meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December 6, 2010. Proxies granted in connection with that annual meeting may confer discretionary authority to vote on any stockholder proposal if notice of the proposal is not received by us in accordance with the advance notice requirements of our bylaws discussed below. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals have been received for inclusion in this proxy statement.

Our bylaws provide the manner in which stockholders may give notice of business and director nominations to be brought before an annual meeting. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal office at least 90 days but not more than 120 days prior to the first anniversary of the prior year’s annual meeting date. Accordingly, for the 2011 annual meeting, notice will have to be delivered or received by us no earlier than January 20, 2011 or later than February 19, 2011. If, however, the scheduled annual meeting date differs from such anniversary date by more than 30 days, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders or the day on which such public disclosure was made. The notice must set forth the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors. All notices should be directed to Brady K. Long, Secretary, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a stockholder using this process. If we choose not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

Discretionary Voting of Proxies on Other Matters

Management does not intend to bring before the annual meeting any matters other than those disclosed in the notice of annual meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

Copies of our annual report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, are available without charge to stockholders upon request to Jeffrey L. Chastain, Vice President, Investor Relations, at the principal executive offices of Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to the corporate secretary at our principal executive offices, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone number (713) 789-1400. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2009 annual report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

Appendix A

PRIDE INTERNATIONAL, INC.
2007 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective March 24, 2010)

1. Plan. The Pride International, Inc. 2007 Long-Term Incentive Plan (the “2007 Plan”) was adopted by the Board of Directors of Pride International, Inc., a Delaware corporation (the “Company”), to reward certain officers and employees of the Company and its Subsidiaries by providing for certain cash benefits and by enabling them to acquire shares of Common Stock of the Company. The 2007 Plan is amended and restated effective March 24, 2010 (the “Effective Date”), in the form set forth herein (the “Plan”), to reflect the adjustment of shares pursuant to the terms of the Plan as a result of the spin-off of Seahawk Drilling, Inc., to increase the number of shares reserved for awards under the Plan, to expand the class of eligible participants to include members of the Board of Directors of the Company and to add to the Plan the shares of Common Stock remaining available for awards under the Company’s 2004 Directors’ Stock Incentive Plan.

2. Objectives. The Plan is designed to attract and retain officers, directors and employees of the Company and its Subsidiaries, to encourage the sense of proprietorship of such officers, directors and employees and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“5% Exception” means an exception to the minimum vesting periods provided under Sections 8(a)(iii), 8(a)(iv), 9(c) and 9(d), whereby an Award may vest sooner than such minimum vesting periods provided that the aggregate number of shares subject to Awards providing for such earlier vesting does not exceed 5% of the shares of Common Stock authorized under the Plan pursuant to Section 5 hereof.

“Authorized Officer” means the President of the Company (or any other senior officer of the Company to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Committee determines such agreement is necessary.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Change in Control” means, and shall be deemed to have occurred on the date of the first to occur of any of the following:

(i) a Change in Control of the Company of the nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A or Item 5.01 of Form 8-K promulgated under the Exchange Act as in effect on the date hereof, or if neither item remains in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes;

(ii) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then-outstanding securities;

(iii) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of Directors shall not constitute a majority of the Board of Directors following such election;

(iv) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former stockholders of the Company prior to such merger or consolidation; or

(v) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means (a) with respect to Employee Awards, such committee of two or more members of the Board as is designated by the Board to administer the Plan, or the full Board if so designated, and (b) with respect to Director Awards, a committee of two or more members of the Board who are not employees of the Company or any of its Subsidiaries, which, for the avoidance of doubt, may be a separate committee of the Board than the committee referenced in clause (a).

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in Section 1.

“Director” means an individual serving as a member of the Board who is not an employee of the Company or any of its Subsidiaries. Any individual who serves as a member of the Board who is also an employee of the Company or any of its Subsidiaries shall not be eligible for Director Awards but may be eligible for an Employee Award.

“Director Award” means any Non-qualified Stock Option, SAR, Stock Award or Restricted Stock Unit Award granted, whether singly, in combination or in tandem, to a Participant who is a Director pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Dividend Equivalents” means, with respect to Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock granted in the Award.

“Employee” means an employee of the Company or any of its Subsidiaries, including an officer, as such term is defined in Rule 16a-1 of the Exchange Act, of the Company or any of its Subsidiaries.

“Employee Award” means any Option, SAR, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Equity Award” means any Option, SAR, Stock Award, or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of a particular date, (i) if the shares of Common Stock are listed on the New York Stock Exchange, then the final closing sales price per share of Common Stock as reported on New York Stock Exchange Composite Trading Listings, or a similar report selected by the Company, on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are listed on a national securities exchange other than the New York Stock Exchange, the final closing sales price per share of Common Stock on the primary such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the OTC Bulletin Board, or, if not reported by the OTC Bulletin Board, by Pink OTC Markets Inc., or (iv) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee in a manner that complies with the requirements of Section 409A of the Code, if applicable.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option awarded to an Employee that is intended to comply with the requirements set forth in Section 422 of the Code.

“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Non-qualified Stock Option.

“Participant” means an Employee or Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment of one or more performance goals.

“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Qualified Performance Award shall be earned.

“Plan” has the meaning set forth in Section 1.

“Prior Plans” means the 2007 Plan prior to the Effective Date, the Pride International, Inc. 1998 Long-Term Incentive Plan, the Pride International, Inc. 2004 Directors’ Stock Incentive Plan, the Pride International, Inc. 1993 Directors’ Stock Option Plan, the Marine Drilling 2001 Stock Incentive Plan and the Marine Drilling Companies, Inc. 1995 Non-Employee Directors’ Plan.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(a)(vi)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock or a Restricted Stock Unit Award and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or no longer subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price.

“Stock Award” means an Award in the form of, or denominated in, or by reference to, shares of Common Stock, including an award of Restricted Stock but excluding a Restricted Stock Unit Award.

“Subsidiary” means (i) with respect to any Awards other than incentive stock options within the meaning of Section 422 of the Code, any corporation, limited liability company or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to Awards of incentive stock options, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.

4. Eligibility. All Employees of the Company and its Subsidiaries are eligible for Employee Awards under this Plan. All Directors of the Company are eligible for Director Awards under this Plan. The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan.

5. Common Stock Available for Awards. Subject to the provisions of Section 17 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed an aggregate of 8,809,471. Effective as of the Effective Date, the following shares of Common Stock shall again be made available for issuance under the Plan: (i) the number of shares of Common Stock that are the subject of Awards under this Plan or the Prior Plans that are forfeited, terminated or expire unexercised, (ii) any shares of Common Stock related to Awards under this Plan or the Prior Plans that are not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (iii) any shares of Common Stock tendered, any shares of Common Stock deducted or any Award (under this Plan or the Prior Plans) surrendered in connection with the purchase of shares of Common Stock upon the exercise of an Option or SAR awarded pursuant to this Plan or the Prior Plans, or (iv) any shares of Common Stock deducted from the payment of an Award under this Plan or the Prior Plans or any shares of Common Stock tendered by a Participant in connection with the Company’s tax withholding obligations in connection with an Award under this Plan or the Prior Plans. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) Authority of the Committee.  This Plan and the Employee Awards and Director Awards hereunder, shall be administered by the Committee, as appropriate, except as otherwise provided herein. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Section 6(d) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) not inconsistent with the terms and provisions of the Plan, (iii) consented to by such Participant or (iv) authorized by Section 17(c) hereof; provided, however, that no such action shall permit the term of any Option or SAR to be greater than 10 years from the applicable Grant Date. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(b) Indemnification.  No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c) Authority of the Board.  Except with respect to the granting of Director Awards, the Board shall have the same powers, duties, and authority to administer the Plan as the Committee.

(d) Prohibition on Repricing of Awards.  Except as provided in Section 17, the terms of outstanding Awards may not be amended to reduce the Grant Price of outstanding Options or outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with a Grant Price that is less than the Grant Price of the original Options or SARs without stockholder approval.

7. Delegation of Authority. The Committee may delegate to the President and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish with respect to Employee Awards, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are Directors or Participants who are subject to

Section 16 of the Exchange Act. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8. Employee Awards.

(a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Employee Awards. Each Employee Award shall be evidenced in such communications as the Committee deems appropriate, including in an Award Agreement, shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and may be signed by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this Section 8(a) and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Employee Award may be subject to conditions established by the Committee. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Award Agreement or in any other agreement with the Participant.

(i) Option.  An Employee Award may be in the form of an Option. An Option awarded to an Employee pursuant to this Plan may consist of either an Incentive Stock Option or a Non-qualified Stock Option. On the Grant Date, the Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option. The term of the Option shall extend no more than 10 years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee. Any Stock Award that (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant or (b) is a Performance Award shall have a minimum Restriction Period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon a Change in Control or an Employee’s termination of employment by reason of death, disability or retirement, (2) such three-year or one-year minimum Restriction Period, as applicable, shall not apply to a Stock Award that is granted in lieu of salary or bonus (provided that the Participant is given the opportunity to accept cash in lieu of such Employee Award), and (3) vesting of a Stock Award may occur incrementally over the three-year or one-year minimum Restriction Period, as applicable. Notwithstanding the foregoing sentence, the Committee may provide for earlier vesting upon appropriate events as determined by the Committee pursuant to the 5% Exception.

(iv) Restricted Stock Unit Awards. An Employee Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, shall be determined by the Committee. Any Restricted Stock Unit Award that (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant or (b) is a Performance Award shall have a minimum Restriction Period of one year from the date of grant; provided, however, that (1) the Committee may provide for earlier vesting upon a Change in Control or an Employee’s termination of employment by reason of death, disability or retirement, (2) such three-year or one-year minimum Restriction Period, as applicable, shall not apply to a Restricted Stock Unit Award that is granted in lieu of salary or bonus (provided that the Participant is given the opportunity to accept cash in lieu of such Employee Award), and (3) vesting of a Restricted Stock Unit Award may occur incrementally over the three-year or one-year minimum Restriction Period, as applicable. Notwithstanding the foregoing sentence, the Committee may provide for earlier vesting upon appropriate events as determined by the Committee pursuant to the 5% Exception.

(v) Cash Award.  An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted to Employees pursuant to this Plan, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

(vi) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Employee Award that is a Performance Award shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Employee and/or the portion that may be exercised.

(A) Non-qualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business segments, units, or divisions of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following:

•	Stock price measures (including but not limited to growth measures and total stockholder return);

•	Earnings per share (actual or targeted growth);

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	Economic value added (“EVA”);

•	Net income measures (including but not limited to income after capital costs and income before or after taxes);

•	Operating income;

•	Cash flow measures;

•	Return measures (including but not limited to return on capital employed, return on equity, return on investment and return on assets);

•	Operating measures (including but not limited to productivity, efficiency, and scheduling measures);

•	Expense targets (including but not limited to finding and development costs and general and administrative expenses);

•	Margins;

•	Revenue or Sales; and

•	Corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental, and safety).

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i) no Employee may be granted, after the Effective Date and during the term of the Plan, Employee Awards consisting of, relating to, or exercisable for more than 2,000,000 shares of Common Stock (the limitation set forth in this clause (i) being hereinafter referred to as “Stock Based Awards Limitations”); and

(ii) the maximum cash payment to be made to any one individual pursuant to any Cash Award during any calendar year shall not exceed $7,000,000.

9. Director Awards. The Committee shall determine the type or types of Director Awards to be made to each Director under this Plan. Each Director Award shall be evidenced in such communications as the Committee deems appropriate, including in an Award Agreement, shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and may be signed by an Authorized Officer for and on behalf of the Company. Director Awards may consist of those listed in this Section 9 and may be granted singly, in combination or in tandem. Director Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other incentive plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of a Director Award may be subject to conditions established by the Committee. Upon the termination of service by a Participant, any unexercised, deferred, unvested or unpaid Director Awards shall be treated as set forth in the applicable Award Agreement or in any other agreement with the Participant.

(a) Stock Option.  A Director Award may be in the form of a Non-qualified Stock Option. On the Grant Date, the Grant Price of a Non-qualified Stock Option shall be not less than the Fair Market Value of the Common Stock subject to such Option. The term of the Non-qualified Stock Option shall extend no more than 10 years after the Grant Date. Non-qualified Stock Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Non-qualified Stock Options awarded to Directors pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(b) Stock Appreciation Right.  A Director Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Directors pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(c) Stock Award.  A Director Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee. Shares of Restricted Stock granted under this Section 9 will vest no sooner than on the first anniversary of the Grant Date; provided, however, that (i) the Committee may provide for earlier vesting upon a Change in Control or upon a termination of service by reason of death, disability or retirement and (ii) the foregoing vesting restriction shall not apply to a Stock Award that is granted in lieu of cash compensation (provided that the Participant is given the opportunity to accept cash in lieu of such Director Award). Notwithstanding the foregoing sentence, the Committee may provide for earlier vesting upon appropriate events as determined by the Committee pursuant to the 5% Exception.

(d) Restricted Stock Unit Awards.  A Director Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, shall be determined by the Committee. Restricted Stock Units granted under this Section 9 will vest no sooner than on the first anniversary of the Grant Date; provided, however, that (i) the Committee may provide for earlier vesting upon a Change in Control or upon a termination of service by reason of death, disability or retirement and (ii) the foregoing vesting restriction shall not apply to a Restricted Stock Unit Award that is granted in lieu of cash compensation (provided that the Participant is given the opportunity to accept cash in lieu of such Director Award).

Notwithstanding the foregoing sentence, the Committee may provide for earlier vesting upon appropriate events as determined by the Committee pursuant to the 5% Exception.

10. Change in Control. Notwithstanding the provisions of Section 8 or Section 9 hereof, unless otherwise expressly provided in the applicable Award Agreement, or as otherwise specified in the terms of an Equity Award, in the event of a Change in Control during a Participant’s employment or service with the Company or one of its Subsidiaries, each Equity Award granted under this Plan to the Participant shall become immediately vested and fully exercisable, with performance-based equity awards vested at target level.

11. Non-United States Participants. The Committee may grant Awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

12. Payment of Awards.

(a) General.  Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For an Award of Restricted Stock, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Deferral.  With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code, and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c) Dividends and Interest.  Subject in each case to such terms, conditions and restrictions as the Committee may establish, rights to (i) dividends will be extended to and made part of any Stock Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award, except that Dividend Equivalents with respect to any Award that is contingent upon the achievement of performance goals may only be paid to the extent such Award is earned and actually paid to the Participant. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for deferred payment of Awards.

13. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if elected by the Participant, by means of tendering Common Stock valued at Fair Market Value on the date of exercise, by having shares of Common Stock otherwise issuable in connection with the exercise of an Option withheld (“net settlement”), or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including “cashless exercise”). Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section.

14. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

15. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed.

16. Assignability. Except as otherwise provided herein, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and during the lifetime of a Participant, any Award shall be exercisable only by him, or, in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 16 shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.

Subject to approval by the Committee in its sole discretion, all or a portion of the Awards granted to a Participant under the Plan which are not intended to be Incentive Stock Options may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family

Members (“Immediate Family Member Trusts”), or (iii) a partnership or partnerships in which such Immediate Family Members have at least ninety-nine percent (99%) of the equity, profit and loss interests (“Immediate Family Member Partnerships”); provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this Section. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee.

17. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (1) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (2) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (3) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.

(d) No adjustment or substitution pursuant to this Section 17 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

18. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this

Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

19. Unfunded Plan. Insofar as it provides for Awards or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

20. Section 409A of the Code. It is intended that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid imposition of applicable taxes thereunder and that the Plan be operated in a manner consistent with such intent. Thus, notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Treasury pronouncements, that Plan provision or Award will be construed or reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award.

21. Limitation on Parachute Payment. In the event the Award Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar and, to the extent necessary, the exercisability of an unmatured Award shall be reduced in order that this limitation not be exceeded. For purposes of this Section 21, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 21 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

22. Right to Employment or Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

23. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

24. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

25. Effectiveness. The 2007 Plan was first approved by the Board on February 23, 2007. The 2007 Plan was approved by stockholder vote at the 2007 annual meeting of stockholders and became effective as of the date of stockholder approval on May 17, 2007. The Plan, as amended and restated herein, was adopted by the Board on the

Effective Date, and will be submitted to the stockholders of the Company for approval at the 2010 annual meeting of stockholders. If approved by stockholders, the Plan, as amended and restated herein, will become effective as of the date of such stockholder approval and, unless terminated earlier pursuant to Section 15 hereof, the Plan will expire on the date that is the tenth (10th) anniversary of the date of such stockholder approval. If the stockholders of the Company should fail to so approve this amended and restated Plan at such meeting, the Plan, as amended and restated herein, shall cease to be of any force or effect, and all grants of Awards under the Plan shall continue to be governed by the terms of the 2007 Plan as in effect immediately prior to this amendment and restatement.

ANNUAL MEETING OF STOCKHOLDERS
PRIDE INTERNATIONAL, INC.
May 20, 2010

PRIDE INTERNATIONAL, INC.

Please mark, sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

72647
▼ FOLD AND DETACH HERE ▼
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Please mark your votes as indicated in this example	☒

WITHHOLD
		FOR ALL	AUTHORITY FOR	FOR ALL EXCEPT
1.	ELECTION OF DIRECTORS	NOMINEES	ALL NOMINEES	(SEE INSTRUCTIONS BELOW)
Nominees:

	01 David A. B. Brown 02 Kenneth M. Burke	☐	☐	☐
03 Archie W. Dunham
04 David A. Hager
05 Francis S. Kalman
06 Ralph D. McBride
07 Robert G. Phillips
08 Louis A. Raspino
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box above and write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN

2.	Approval of the amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 900,000 shares.	☐	☐	☐

3.	Approval of the amendment and restatement of the Company’s 2007 Long-Term Incentive Plan.	☐	☐	☐

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010.	☐	☐	☐
     This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.
     This proxy is solicited on behalf of the Board of Directors. This proxy will be voted in accordance with the instructions specified above and, in the absence of such specifications, will be “for” all director nominees and “for” Items 2, 3 and 4. If any other business properly comes before the meeting or any adjournment or postponement thereof, this proxy will be voted in the discretion of the proxies named herein.
     PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Pride International, Inc. account online.
Access your Pride International, Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Pride International, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
▼ FOLD AND DETACH HERE ▼
PRIDE INTERNATIONAL, INC.
Proxy — 2010 Annual Meeting of Stockholders
May 20, 2010
     The undersigned acknowledges receipt of the Notice of the 2010 Annual Meeting of Stockholders and Proxy Statement dated April 1, 2010. Louis A. Raspino and Brady K. Long, each with full power of substitution and resubstitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Annual Meeting of Stockholders of Pride International, Inc. (the “Company”) to be held on May 20, 2010, or any adjournment or postponement of such meeting, and to represent and vote all shares of common stock of the Company that the undersigned is entitled to vote.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued, and to be marked, dated and signed, on the other side)

72647